   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2009

                                                    REGISTRATION NO. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                         PRUCO LIFE INSURANCE COMPANY
                                 OF NEW JERSEY
                          (Exact Name of Registrant)

                                  NEW JERSEY
        (State or other jurisdiction of incorporation or organization)

                                  22-2426091
                    (I.R.S. Employer Identification Number)

                C/O PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-5740
         (Address and telephone number of principal executive offices)

                               THOMAS C. CASTANO
                                   SECRETARY
                  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-4780
           (Name, address and telephone number of agent for service)

                                  Copies to:

                              CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                               751 BROAD STREET
                             NEWARK, NJ 07102-2992
                                (973) 802-6997

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_]  Accelerated filer [_]
Non-accelerated filer [X]    Smaller reporting company [_]

                        Calculation of Registration fee

------------------------------------------------------------------------------------------
                                         Proposed        Proposed
 Title of each class of     Amount        maximum         maximum
    securities to be        to be      offering price    aggregate         Amount of
       registered         registered*    per unit*     offering price  registration fee**
------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)      $40,000,000                                      $1,572.00
--------------------------------------------------------------------------------------

*  Securities are not issued in predetermined units

** In this filling, Pruco Life Insurance Company of New Jersey is registering
   $40,000,000 of Securities and paying a fee of $1,572.00 therefor.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

================================================================================

                       NEW YORK PROSPECTUS | MAY 1, 2001

Discovery Select(R) Variable Annuity

Discovery Select(R) Variable Annuity is issued by Pruco Life Insurance Company of New Jersey and distributed by Prudential Investment Management Services LLC. All are Prudential companies.

IFS-A053626                                        [LOGO] Prudential Financial

Understanding Variable Annuities

ANNUITIES AND THE BIG RETIREMENT PICTURE:

A tax-deferred retirement plan may lower your current taxable income, postpone taxes on earnings until withdrawn,/1/ and allow tax-free transfers among investment options.

Sources of Retirement Income

If you're like most Americans, you may have to provide more than half of the income you'll need for the more than 20 years you may live in retirement.

42%        Personal Investments, Savings, Earnings and Others

40%        Social Security

18%        Employer Retirement Programs

Source: Social Security Administration, Facts and Figures About Social Security, 1998.

Consider an Annuity

Nonqualified annuities won't lower your taxable income, but they can postpone taxes on earnings until withdrawn./1/ Nonqualified annuities add other important benefits.

..   Unlimited contributions.

..   No required distributions at age 70 1/2.

..   Option of guaranteed income for life./2/

..   Offers a guaranteed fixed rate of return/2/ (fixed annuity option in many variable annuities).

..   A death benefit that passes account values to beneficiaries, and which may avoid probate, but is not tax free.

/1/ Withdrawals prior to age 59 1/2 are subject to tax penalties and ordinary income tax.

/2/ Guarantee is based on the claims-paying ability of the issuing company, and does not apply to the investment performance or safety of the underlying investment.

This material includes a prospectus that describes in detail the Fund's objectives, investment policies, risks, sales charges, and other matters of interest. Please read the prospectus carefully, which begins on page 1, before you invest or send money.

This is not part of the Discovery Select Variable Annuity prospectus. The prospectus begins on page 1.

What Is a Variable Annuity?

A variable annuity allows you to create a personal investment strategy by choosing among a range of investment options that will fluctuate in value. A variable annuity is designed for people willing to take more risk with their money in exchange for greater growth potential.

The Potential of Tax-Deferred Growth

You pay no taxes on annuity earnings until you withdraw your money. This means that all your money keeps working for you without being reduced by annual taxation. Later, when you need your money, only your earnings are taxed. (See the chart below.)

VALUE OF $50,000 INVESTED FOR 25 YEARS EARNING AN 8% AVERAGE ANNUAL RETURN

[CHART]

This chart shows two hypothetical $50,000 investments, a taxable and tax-deferred. Both earn 8% a year for 25 years. It does not include the effect of mortality and expense charges, sales charges, and administrative fees typically found with variable annuities, which would lower the performance shown. The taxable investment is assumed to pay a combined federal and state tax rate of 28% each year on investment returns. The tax-deferred investment pays a combined federal and state tax of 33% on lump-sum withdrawal of earnings at the end of 25 years. According to this example, a $342,424 lump-sum withdrawal would have been worth $245,924 after taxes. Investors under the age of 59 1/2 at the time of withdrawal may be subject to a 10% IRS penalty. This hypothetical example is not intended to represent the performance of any specific product.

Please note that the above illustration is hypothetical and is not intended to be a projection of future values. Discovery Select Variable Annuity has a mortality and expense risk charge of 1.40%, as well as an annual contract charge of $30 if the contract value is less than $50,000. If these fees and charges were included in the illustration above, the performance would have been lower.

And How Does It Work?

You select an investment program by choosing from stock, bond, and money market portfolios according to a strategy of growth, income and/or stability. The value of your annuity will vary according to the performance of the investment options that you choose. You can change your investment strategy as your needs or market conditions change without losing money to taxes.

This is not part of the Discovery Select prospectus. The prospectus begins on page 1.

How the Variable Options Work

Variable annuity purchasers are looking for more growth potential through their choice of investment options.

Variable investment options are associated with specific funds, each of which is managed by a portfolio manager who invests the money of annuity owners according to guidelines that specify the type of stocks or bonds to be purchased and the investment approach. The guidelines may be broadly or narrowly defined according to the prospectus of each subaccount.

Variable annuity owners need to be sure their choice of options is in line with their personal goals, their tolerance for risk, and the number of years until their retirement. Make sure you understand the purpose and strategy of your variable options, and don't be afraid to ask questions of your financial professional--that's what he or she is paid for.

YOUR VARIABLE INVESTMENT OPTIONS

[CHART]

The chart above shows the approximate relationship among various investment categories in terms of risk and return potential as reported by Morningstar Inc. in August 1996.

Questions?

Dial (888) PRU-2888 (778-2888) to speak to a Prudential service specialist.

This is not part of the Discovery Select prospectus. The prospectus begins on page 1.

DISCOVERY SELECT(R)

Variable Annuity

PROSPECTUS: MAY 1, 2001

This prospectus describes an individual variable annuity contract offered by Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey). Pruco Life of New Jersey is an indirect wholly-owned subsidiary of The Prudential Insurance Company of America.

The Funds

Discovery Select offers a wide variety of investment choices, including 40 variable investment options that invest in mutual funds managed by these leading asset managers.

Prudential Investments
A I M Capital Management, Inc.
Alliance Capital Management L.P.
American Century
Credit Suisse Asset Management, LLC
Davis Selected Advisers, L.P.
Fidelity Management & Research Co.
Franklin Advisers
INVESCO Funds Group, Inc.
Janus Capital
Jennison Associates
MFS
Oppenheimer Capital
PIMCO
T. Rowe Price

Please Read this Prospectus

Please read this prospectus before purchasing a Discovery Select variable annuity contract and keep it for future reference. Current prospectuses for each of the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference.

To Learn More About Discovery Select

To learn more about the Discovery Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2001. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life of New Jersey also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains the Discovery Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 35 of this prospectus.

For a Free Copy of the SAI call us at:

..   (888) PRU-2888 or write to us at:

..   Pruco Life Insurance Company of New Jersey 213 Washington Street Newark,
    New Jersey 07102-2992

..   Prudential Annuity Service Center P.O. Box 7960 Philadelphia, PA 19101

The SEC has not determined that this contract is a good investment, nor has the SEC determined that this prospectus is complete or accurate. It is a criminal offense to state otherwise. Investment in a variable annuity contract is subject to risk, including the possible loss of your money. An investment in Discovery Select is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Contents

PART I: DISCOVERY SELECT PROSPECTUS
       SUMMARY
       Glossary                                                                 6
       Summary                                                                  7
       Summary of Contract Expenses                                            10
       Expense Examples                                                        13
PART II: DISCOVERY SELECT PROSPECTUS
SECTIONS 1-9
   Section 1: What is the Discovery Select Variable Annuity?                   18
       Short Term Cancellation Right or "Free Look"                            18
   Section 2: What Investment Options Can I Choose?                            19
       Variable Investment Options                                             19
       Fixed Interest-Rate Options                                             20
       Transfers Among Options                                                 21
       Other Available Features                                                21
       Voting Rights                                                           22
       Substitution                                                            22
   Section 3: What Kind of Payments Will I Receive During the Income Phase?
   (Annuitization)                                                             23
       Payment Provisions                                                      23
          Option 1: Annuity Payments for a Fixed Period                        23
          Option 2: Life Annuity with 120 Payments (10 Years) Certain          23
          Option 3: Interest Payment Option                                    23
          Option 4: Other Annuity Options                                      23
   Section 4: What is the Death Benefit?                                       24
       Beneficiary                                                             24
       Calculation of the Death Benefit                                        24
   Section 5: How Can I Purchase a Discovery Select Contract?                  25
       Purchase Payments                                                       25
       Allocation of Purchase Payments                                         25
       Calculating Contract Value                                              25
   Section 6: What are the Expenses Associated with the Discovery Select
   Contract?                                                                   26
       Insurance Charges                                                       26
       Annual Contract Fee                                                     26
       Withdrawal Charge                                                       26
       Taxes Attributable to Premium                                           27
       Transfer Fee                                                            27
       Company Taxes                                                           27
   Section 7: How Can I Access My Money?                                       28
       Automated Withdrawals                                                   28
       Suspension of Payments or Transfers                                     28

   Section 8: What are the Tax Considerations Associated with the Discovery Select Contract?   29
       Contracts Owned By Individuals (Not Associated with Tax Favored Retirement Plans)       29
       Contracts Held by Tax Favored Plans                                                     30
   Section 9: Other Information                                                                34
       Pruco Life Insurance Company of New Jersey                                              34
       The Separate Account                                                                    34
       Sale and Distribution of the Contract                                                   34
       Assignment                                                                              35
       Financial Statements                                                                    35
       Statement of Additional Information                                                     35
       Householding                                                                            35
       Accumulation Unit Values                                                                36
       Market-Value Adjustment Formula                                                         39
       IRA Disclosure Statement                                                                41

PART III: PROSPECTUSES
VARIABLE INVESTMENT OPTIONS

The Prudential Series Fund

AIM Variable Insurance Funds

Alliance Variable Products Series Fund, Inc.

American Century Variable Portfolios, Inc.

Credit Suisse Warburg Pincus Trust

Davis Variable Account Fund, Inc.

Franklin Templeton Variable Insurance Products Trust

Janus Aspen Series

MFS Variable Insurance Trust

OCC Accumulation Trust

T. Rowe Price

                      This page intentionally left blank

Part I Summary

Discovery Select Prospectus

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

Glossary

We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

ACCUMULATION PHASE

The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ANNUITANT

The person whose life determines how long the contract lasts and the amount of income payments that will be paid.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CASH VALUE

This is the total value of your contract minus any withdrawal charge(s) or market-value adjustment, if applicable.

CO-ANNUITANT

The person shown on the contract data pages who becomes the Annuitant upon the death of the Annuitant before the Annuity Date. No Co-Annuitant may be designated if the Owner is a non-natural person.

CONTRACT DATE

The date we receive your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACTOWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

The total value of the amounts in a contract allocated to the variable investment options and the interest rate options as of a particular date.

DEATH BENEFIT

If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive, at a minimum, the total amount invested or a potentially greater amount related to market appreciation. See "What is the Death Benefit?" on page 24.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.

INTEREST-RATE OPTION

An investment option that offers a fixed-rate of interest for a selected period during which periodic transfers are made to selected variable investment options (dollar cost averaging option), a one-year period (fixed-rate option) or a seven-year period (market-value adjustment option).

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is
(888) PRU-2888.

PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

SEPARATE ACCOUNT

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life of New Jersey Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life of New Jersey.

TAX DEFERRAL

This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract.

VARIABLE INVESTMENT OPTION

When you choose a variable investment option, we purchase shares of the mutual fund which are held as an investment for that option. We hold these shares in the Separate Account. The division of the Separate Account of Pruco Life of New Jersey that invests in a particular mutual fund is referred to in your contract as a subaccount.

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

Summary of Sections 1--9

For a more complete discussion of the following topics, see the corresponding section in the prospectus.

SECTION 1

What is the Discovery Select Variable Annuity?

This variable annuity contract, offered by Pruco Life of New Jersey, is a contract between you, as the owner, and us. The contract allows you to invest on a tax-deferred basis in one or more of 40 variable investment options. There are also two fixed interest rate options which are available in most states. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.

   The variable investment options are designed to offer the opportunity over the long term for a better return than the fixed interest rate options. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.

   The fixed interest-rate options offer an interest-rate that is guaranteed. While your money is in a fixed account, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3.0%. Payments allocated to the fixed interest-rate options become part of Pruco Life of New Jersey's general assets. As a result, the strength of our guarantee is based on the overall financial strength of Pruco Life of New Jersey.

   You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the variable investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

   Free Look. If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).

SECTION 2

What Investment Options Can I Choose?

You generally can invest your money in any of the variable investment options that invest in the mutual funds described in the fund prospectuses provided with this prospectus:

The Prudential Series Fund
Diversified Bond Portfolio
   Diversified Conservative Growth Portfolio
   Equity Portfolio
   Global Portfolio
   High Yield Bond Portfolio
   Money Market Portfolio
   Prudential Jennison Portfolio
   Small Capitalization Stock Portfolio
   Stock Index Portfolio
   Value Portfolio
   20/20 Focus Portfolio
   SP Aggressive Growth Asset Allocation Portfolio
   SP Alliance Technology Portfolio
   SP Balanced Asset Allocation Portfolio
   SP Conservative Asset Allocation Portfolio
   SP Growth Asset Allocation Portfolio
   SP INVESCO Small Company Growth Portfolio
   SP Jennison International Growth Portfolio
   SP Large Cap Value Portfolio
   SP MFS Capital Opportunities Portfolio
   SP MFS Mid-Cap Growth Portfolio
   SP PIMCO Total Return Portfolio
   SP Prudential U.S. Emerging Growth Portfolio
   SP Small/Mid Cap Value Portfolio
   SP Strategic Partners Focused Growth Portfolio
AIM Variable Insurance Funds
   AIM V.I. Growth and Income Fund
   AIM V.I. Value Fund

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

Summary of Sections 1-9 continued

Alliance Variable Products Series Fund, Inc.
   Alliance Premier Growth Portfolio
American Century Variable Portfolios, Inc.
   American Century VP Value
Credit Suisse Warburg Pincus Trust
   Global Post-Venture Capital Portfolio
Davis Variable Account Fund, Inc.
   Davis Value Portfolio
Franklin Templeton Variable Insurance Products Trust
   Franklin Small Cap Fund -- Class 2
Janus Aspen Series
   Growth Portfolio
   International Growth Portfolio
MFS Variable Insurance Trust
   Emerging Growth Series
   Research Series
OCC Accumulation Trust
   Managed Portfolio
   Small Cap Portfolio
T. Rowe Price
   Equity Series--Equity Income Portfolio
   International Series--International Stock Portfolio

   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the mutual funds used by the variable investment options you choose. Performance information for the variable investment options is provided in the Statement of Additional Information (SAI). Past performance is not a guarantee of future results.

   You can also put your money into one or more of the fixed interest-rate options.

   Depending on the terms of your contract, not all portfolios of the Prudential Series Fund may be available to you.

SECTION 3

What Kind Of Payments Will I Receive During The Income Phase? (Annuitization)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4

What Is The Death Benefit?

If the sole or last surviving annuitant dies the designated person(s) or the beneficiary will receive at a minimum, the total amount invested or a potentially greater amount related to market appreciation.

SECTION 5

How Can I Purchase A Discovery Select Annuity Contract?

You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000. You can add $1,000 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

SECTION 6

What Are The Expenses Associated With The Discovery Select Contract?

The contract has insurance features and investment features, and there are costs related to each.

   Each year we deduct a $30 contract maintenance charge if your contract value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.40% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

   There are also charges associated with the mutual funds. These charges currently range from 0.39% to 1.40% per year of a fund's average daily assets.

   During the accumulation phase, if you withdraw money less than eight years after making a purchase payment, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.

SECTION 7

How Can I Access My Money?

You may take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax, and if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. This charge decreases 1% each year. After the 7th year, there is no charge for a withdrawal. You may also be subject to income tax and a tax penalty if you make an early withdrawal.

SECTION 8

What Are The Tax Considerations Associated With The Discovery Select Contract?

Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered partly a return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts (excluding Roth IRAs) are fully taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 9

Other Information

This contract is issued by Pruco Life of New Jersey, a subsidiary of The Prudential Insurance Company of America.

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

Summary of Contract Expenses

The purpose of this summary is to help you to understand the costs you will pay for Discovery Select. This summary includes the expenses of the mutual funds used by the variable investment options but does not include any premium taxes that might be applicable in your state.

For More Detailed Information:

More detailed information can be found on page 26 under the section called, "What Are The Expenses Associated With The Discovery Select Contract?" For more detailed expense information about the mutual funds, please refer to the individual fund prospectuses which you will find at the back of this prospectus.

TRANSACTION EXPENSES
Withdrawal Charge (see Note 1 below)
   During contract year 1                           7%
   During contract year 2                           6%
   During contract year 3                           5%
   During contract year 4                           4%
   During contract year 5                           3%
   During contract year 6                           2%
   During contract year 7                           1%
Transfer Fee (see Note 2 below)
   first 12 transfers per year                 $ 0.00
   each transfer after 12                      $25.00
Annual Contract Fee and Full Withdrawal Fee (see Note 3 below)
                                               $30.00
ANNUAL ACCOUNT EXPENSES
   AS A PERCENTAGE OF THE AVERAGE ACCOUNT VALUE
   Mortality and Expense Risk:                   1.25%
   Administrative Fee:                           0.15%
   Total:                                        1.40%

Note 1: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any amount used to provide income under the Life Annuity with 120 payments (10 years) certain option. (see page 23). Surrender charges are waived when a death benefit is paid.

Note 2: You will not be charged for transfers made in connection with dollar cost averaging and auto-rebalancing.

Note 3: This fee is not charged on withdrawals if the value of your contract is $50,000 or more.

Notes for Annual Mutual Fund Expenses:

These expenses are based on the historical fund expenses for the year ended December 31, 2000, except as indicated. Fund expenses are not fixed or guaranteed by the Discovery Select contract and may vary from year to year.

(1) The Prudential Series Fund:

Because this is the first full year of operations for all "SP" Portfolios, other expenses are estimated based on management projections of non-advisory fee expenses. Each ''SP'' Portfolio has expense reimbursement in effect, and the table shows total expenses both with and without these expense reimbursements. These expense reimbursements are voluntary and may be terminated at any time.

(2) American Century Variable Portfolios Inc. and T. Rowe Price Funds

Investment Management Fees include ordinary expenses of operating the funds.

(3) Credit Suisse Warburg Pincus Trust and Davis Variable Account Fund, Inc.

Fee waivers and expense reimbursement or credits reduced investment management fees and other expenses during 2000, but may be discontinued at any time.

(4) Franklin Templeton Variable Insurance Products Trust

The Fund's class 2 distribution plan or "rule 12b-1 plan" is described in the Fund's prospectus. The manager has agreed in advance to make an estimated reduction of 0.04% of its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission.

(5) Janus Aspen Series

Table reflects expenses based upon expenses for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fee. All expenses are shown without the effect of any offset arrangement.

(6) MFS Variable Insurance Trust

An expense offset arrangement with the Fund's custodian resulted in a reduction in other expenses by 0.01%.

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

ANNUAL MUTUAL FUND EXPENSES (AFTER REIMBURSEMENT, IF ANY):
AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS

                                                         INVESTMENT                   TOTAL      TOTAL
                                                         MANAGEMENT 12b-1  OTHER   CONTRACTUAL  ACTUAL
                                                            FEE      FEE  EXPENSES  EXPENSES   EXPENSES*
                                                         ---------- ----- -------- ----------- ---------
The Prudential Series Fund/1/
   Diversified Bond Portfolio                               0.40%    N/A    0.05%     0.45%      0.45%
   Diversified Conservative Growth Portfolio                0.75%    N/A    0.18%     0.93%      0.93%
   Equity Portfolio                                         0.45%    N/A    0.04%     0.49%      0.49%
   Global Portfolio                                         0.75%    N/A    0.10%     0.85%      0.85%
   High Yield Bond Portfolio                                0.55%    N/A    0.05%     0.60%      0.60%
   Money Market Portfolio                                   0.40%    N/A    0.04%     0.44%      0.44%
   Prudential Jennison Portfolio                            0.60%    N/A    0.04%     0.64%      0.64%
   Small Capitalization Stock Portfolio                     0.40%    N/A    0.08%     0.48%      0.48%
   Stock Index Portfolio                                    0.35%    N/A    0.04%     0.39%      0.39%
   Value Portfolio                                          0.40%    N/A    0.05%     0.45%      0.45%
   20/20 Focus Portfolio                                    0.75%    N/A    0.13%     0.88%      0.88%
   SP Aggressive Growth Asset Allocation Portfolio          0.84%**  N/A    0.40%     1.24%      1.04%
   SP Alliance Technology Portfolio                         1.15%    N/A    0.65%     1.80%      1.30%
   SP Balanced Asset Allocation Portfolio                   0.75%**  N/A    0.33%     1.08%      0.92%
   SP Conservative Asset Allocation Portfolio               0.71%**  N/A    0.30%     1.01%      0.87%
   SP Growth Asset Allocation Portfolio                     0.80%**  N/A    0.35%     1.15%      0.97%
   SP INVESCO Small Company Growth Portfolio                0.95%    N/A    1.08%     2.03%      1.15%
   SP Jennison International Growth Portfolio               0.85%    N/A    0.45%     1.30%      1.24%
   SP Large Cap Value Portfolio                             0.80%    N/A    1.00%     1.80%      0.90%
   SP MFS Capital Opportunities Portfolio                   0.75%    N/A    0.96%     1.71%      1.00%
   SP MFS Mid-Cap Growth Portfolio                          0.80%    N/A    0.63%     1.43%      1.00%
   SP PIMCO Total Return Portfolio                          0.60%    N/A    0.26%     0.86%      0.76%
   SP Prudential U.S. Emerging Growth Portfolio             0.60%    N/A    0.47%     1.07%      0.90%
   SP Small/Mid Cap Value Portfolio                         0.90%    N/A    0.51%     1.41%      1.05%
   SP Strategic Partners Focused Growth Portfolio           0.90%    N/A    0.85%     1.75%      1.01%
AIM Variable Insurance Funds, Inc.
   AIM V.I. Growth and Income Fund                          0.60%    N/A    0.24%     0.84%      0.84%
   AIM V.I. Value Fund                                      0.61%    N/A    0.23%     0.84%      0.84%
Alliance Variable Products Series Fund, Inc./2/
   Alliance Premier Growth Portfolio--Class B               1.00%   0.25%   0.05%     1.30%      1.30%
American Century Variable Portfolios, Inc./3/
   American Century VP Value                                1.00%    N/A    0.00%     1.00%      1.00%
Credit Suisse Warburg Pincus Trust/4/
   Global Post-Venture Capital Portfolio                    1.25%    N/A    0.28%     1.53%      1.40%
Davis Variable Account Fund, Inc./4/
   Davis Value Portfolio                                    0.75%    N/A    0.26%     1.01%      1.00%
Franklin Templeton Variable Insurance Products Trust/5/
   Franklin Small Cap Investments Fund--Class 2             0.53%   0.25%   0.28%     1.06%      1.02%

                                          THIS CHART CONTINUES ON THE NEXT PAGE

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

Summary of Contract Expenses continued

ANNUAL MUTUAL FUND EXPENSES (CONTINUED) (AFTER REIMBURSEMENT, IF ANY):

AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS

                                                           INVESTMENT                   TOTAL      TOTAL
                                                         MANAGEMENT FEE      OTHER   CONTRACTUAL  ACTUAL
                                                             12b-1      FEE EXPENSES  EXPENSES   EXPENSES*
                                                         -------------- --- -------- ----------- ---------
Janus Aspen Series--Institutional Shares/6/
   Growth Portfolio                                           0.65%     N/A   0.02%     0.67%      0.67%
   International Growth Portfolio                             0.65%     N/A   0.06%     0.71%      0.71%
MFS Variable Insurance Trust/7/
   Emerging Growth Series                                     0.75%     N/A   0.10%     0.85%      0.84%
   Research Series                                            0.75%     N/A   0.10%     0.85%      0.84%
OCC Accumulation Trust
   Managed Portfolio                                          0.78%     N/A   0.08%     0.86%      0.86%
   Small Cap Portfolio                                        0.80%     N/A   0.10%     0.90%      0.90%
T. Rowe Price/3/
   Equity Series--Equity Income Portfolio                     0.85%     N/A   0.00%     0.85%      0.85%
   International Series--International Stock Portfolio        1.05%     N/A   0.00%     1.05%      1.05%

* Reflects the effect of management fee waivers and reimbursement of expenses, if any. See notes on page 10.

** Each Asset Allocation portfolio invests in shares of other Series Fund portfolios. The advisory fees for the Asset Allocation Portfolios depicted above are the product of a blend of the fees of those other Fund Portfolios, plus a 0.05% annual advisory fee payable to PIFM.

The "Expenses Examples" on the following pages are calculated using the total actual expenses.

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

Expense Examples

These examples will help you compare the fees and expenses of the different variable investment options offered by Discovery Select. You can also use the examples to compare the cost of Discovery Select with other variable annuity contracts.

Example 1: If You Withdraw Your Assets

Example 1 assumes that you invest $10,000 in Discovery Select and that you allocate all of your assets to one of the variable investment options and withdraw all your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

Example 2: If You Do Not Withdraw Your Assets

Example 2 assumes that you invest $10,000 in Discovery Select and allocate all of your assets to one of the variable investment options and do not withdraw any of your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

On the following page are examples of what your costs would be using these assumptions.

Notes for Annual Mutual Fund Expenses:

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

The charges shown in the 10 year column are the same for Example 1 and Example
2. This is because after 10 years, the withdrawal charges are no longer deducted by us when you make a withdrawal or when you begin the income phase of your contract.

If your contract value is less than $50,000, on your contract anniversary (and upon a surrender), we deduct a $30 fee. The examples use an average number as the amount of the annual contract fee. This amount was calculated by taking the total annual contract fees collected in 2000 and then dividing that number by the total assets allocated to the variable investment options. Based on this calculation the annual contract fee is included as an annual charge of .023% of contract value.

Your actual fees will vary based on the amount of your contract and your specific allocation(s). A table of accumulation unit values of interests in each variable investment option appears on page 36. Charges for premium taxes are not reflected. In these examples. Premium taxes may apply depending on the state where you live.

PART I   DISCOVERY SELECT PROSPECTUS SUMMARY

EXPENSE EXAMPLES 1 AND 2

                                                            EXAMPLE 1:              EXAMPLE 2:
                                                      ----------------------- -----------------------
                                                       IF YOU WITHDRAW YOUR   IF YOU DO NOT WITHDRAW
                                                              ASSETS                YOUR ASSETS
                                                      ----------------------- -----------------------
                                                      1 YR 3 YRS 5 YRS 10 YRS 1 YR 3 YRS 5 YRS 10 YRS
                                                      ---- ----- ----- ------ ---- ----- ----- ------
The Prudential Series Fund
   Diversified Bond Portfolio                         $821 $1130 $1374 $2197  $191 $590  $1014 $2197
   Diversified Conservative Growth Portfolio          $869 $1275 $1619 $2692  $239 $735  $1259 $2692
   Equity Portfolio                                   $825 $1142 $1395 $2239  $195 $602  $1035 $2239
   Global Portfolio                                   $861 $1251 $1578 $2612  $231 $711  $1218 $2612
   High Yield Bond Portfolio                          $836 $1175 $1451 $2355  $206 $635  $1091 $2355
   Money Market Portfolio                             $820 $1127 $1369 $2187  $190 $587  $1009 $2187
   Prudential Jennison Portfolio                      $840 $1188 $1472 $2396  $210 $648  $1112 $2396
   Small Capitalization Stock Portfolio               $824 $1139 $1390 $2229  $194 $599  $1030 $2229
   Stock Index Portfolio                              $815 $1111 $1343 $2133  $185 $571  $ 983 $2133
   Value Portfolio                                    $821 $1130 $1374 $2197  $191 $590  $1014 $2197
   20/20 Focus Portfolio                              $864 $1260 $1593 $2642  $234 $720  $1233 $2642
   SP Aggressive Growth Asset Allocation Portfolio    $880 $1359 $1721 $2843  $250 $819  $1361 $2843
   SP Alliance Technology Portfolio                   $906 $1346 $1755 $3018  $276 $796  $1395 $3018
   SP Balanced Asset Allocation Portfolio             $868 $1346 $1684 $2742  $238 $806  $1324 $2742
   SP Conservative Asset Allocation Portfolio         $863 $1267 $1598 $2640  $233 $727  $1238 $2640
   SP Growth Asset Allocation Portfolio               $873 $1268 $1620 $2717  $243 $728  $1260 $2717
   SP INVESCO Small Company Growth Portfolio          $891 $1306 $1695 $2884  $261 $766  $1335 $2884
   SP Jennison International Growth Portfolio         $900 $1351 $1757 $2985  $270 $811  $1397 $2985
   SP Large Cap Value Portfolio                       $866 $1333 $1666 $2716  $236 $793  $1306 $2716
   SP MFS Capital Opportunities Portfolio             $876 $1277 $1635 $2747  $246 $737  $1275 $2747
   SP MFS Mid-Cap Growth Portfolio                    $876 $1296 $1654 $2763  $246 $756  $1294 $2763
   SP PIMCO Total Return Portfolio                    $852 $1271 $1578 $2558  $222 $731  $1218 $2558
   SP Prudential U.S. Emerging Growth Portfolio       $866 $1239 $1577 $2640  $238 $699  $1217 $2640
   SP Small/Mid Cap Value Portfolio                   $881 $1282 $1651 $2789  $251 $742  $1291 $2789
   SP Strategic Partners Focused Growth Portfolio     $877 $1307 $1666 $2779  $247 $767  $1306 $2779
AIM Variable Insurance Funds
   AIM V.I. Growth and Income Fund                    $860 $1248 $1573 $2602  $230 $708  $1213 $2602
   AIM V.I. Value Fund                                $860 $1248 $1573 $2602  $230 $708  $1213 $2602
Alliance Variable Products Series Fund, Inc.
   Alliance Premier Growth Portfolio--Class B         $906 $1386 $1803 $3057  $276 $846  $1443 $3057
American Century Variable Portfolios, Inc.
   American Century VP Value                          $876 $1296 $1654 $2763  $246 $756  $1294 $2763
Credit Suisse Warburg Pincus Trust
   Global Post-Venture Capital Portfolio              $918 $1422 $1862 $3172  $288 $882  $1502 $3172
Davis Variable Account Fund, Inc.
   Davis Value Fund                                   $876 $1296 $1654 $2763  $246 $756  $1294 $2763
Franklin Templeton Variable Insurance Products Trust
   Franklin Small Cap Fund--Class 2                   $878 $1302 $1664 $2783  $248 $762  $1304 $2783

                                          THIS CHART CONTINUES ON THE NEXT PAGE

PART I DISCOVERY SELECT PROSPECTUS SUMMARY

                                                       EXAMPLE 1:              EXAMPLE 2:
                                                 ----------------------- -----------------------
                                                  IF YOU WITHDRAW YOUR   IF YOU DO NOT WITHDRAW
                                                         ASSETS                YOUR ASSETS
                                                 ----------------------- -----------------------
                                                 1 YR 3 YRS 5 YRS 10 YRS 1 YR 3 YRS 5 YRS 10 YRS
                                                 ---- ----- ----- ------ ---- ----- ----- ------
Janus Aspen Series
   Growth Portfolio                              $843 $1197 $1487 $2427  $213 $657  $1127 $2427
   International Growth Portfolio                $847 $1209 $1507 $2469  $217 $669  $1147 $2469
MFS Variable Insurance Trust
   Emerging Growth Series                        $860 $1248 $1573 $2602  $230 $708  $1213 $2602
   Research Series                               $860 $1248 $1573 $2602  $230 $708  $1213 $2602
OCC Accumulation Trust
   Managed Portfolio                             $862 $1254 $1583 $2622  $232 $714  $1223 $2622
   Small Cap Portfolio                           $866 $1266 $1603 $2662  $236 $726  $1243 $2662
T. Rowe Price
   Equity Series--Equity Income Portfolio        $861 $1251 $1578 $2612  $231 $711  $1218 $2612
   International Series--Int'l Stock Portfolio   $881 $1311 $1679 $2812  $251 $771  $1319 $2812

These examples do not show past or future expenses. Actual expenses for a particular year may be more or less than shown in the examples.

                      This page intentionally left blank

Part II Sections 1-9

Discovery Select Prospectus

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

1:

What is the Discovery Select

   Variable Annuity?

The Discovery Select Variable Annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey, We or Us).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

   Discovery Select is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among 40 variable investment options as well as 2 guaranteed interest-rate options. If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the mutual fund associated with that variable investment option. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

   As mentioned above, Discovery Select also contains three guaranteed interest-rate options: a fixed-rate option, a dollar cost averaging option, and a market-value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will always be at least 3.0% per year. The dollar cost averaging option offers an interest-rate that is guaranteed by us for a selected period during which periodic transfers are made to selected variable investment options. The market-value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period.

   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine how much and how long these payments will continue. On and after the annuity date, the annuitant is the owner and may not be changed. The beneficiary becomes the owner when a death benefit is payable.

   The beneficiary is: the person(s) or entity designated to receive any death benefit if the annuitant(s) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

Short Term Cancellation Right or "Free Look"

If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive:

..   Your contract value; and

..   Any fees deducted at the time of sale

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

2:

What Investment Options

   Can I Choose?

The contract gives you the choice of allocating your purchase payments to any one or more of 40 variable investment options, as well as three guaranteed interest-rate options.

The 40 variable investment options invest in mutual funds managed by leading investment advisors. Each of these mutual funds has a separate prospectus that is provided with this prospectus. You should read the mutual fund prospectus before you decide to allocate your assets to the variable investment option using that fund.

VARIABLE INVESTMENT OPTIONS

Listed below are the mutual funds in which the variable investment options invest. Depending on the terms of your contract, not all of these options may be available to you. Each variable investment option has a different investment objective.

The Prudential Series Fund, Inc.

..   Diversified Bond Portfolio

..   Diversified Conservative Growth Portfolio

..   Equity Portfolio

..   Global Portfolio

..   High Yield Bond Portfolio

..   Money Market Portfolio

..   Prudential Jennison Portfolio (domestic equity)

..   Small Capitalization Stock Portfolio

..   Stock Index Portfolio

..   Value Portfolio (domestic equity) (formerly Equity Income Portfolio)

..   20/20 Focus Fund (domestic equity)

..   SP Aggressive Growth Asset Allocation Portfolio

..   SP Alliance Technology Portfolio

..   SP Balanced Asset Allocation Portfolio

..   SP Conservative Asset Allocation Portfolio

..   SP Growth Asset Allocation Portfolio

..   SP INVESCO Small Company Growth Portfolio

..   SP Jennison International Growth Portfolio

..   SP Large Cap Value Portfolio

..   SP MFS Capital Opportunities Portfolio

..   SP MFS Mid-Cap Growth Portfolio

..   SP PIMCO Total Return Portfolio

..   SP Prudential U.S. Emerging Growth Portfolio

..   SP Small/Mid Cap Value Portfolio

..   SP Strategic Partners Focused Growth Portfolio

The Prudential Series Fund, Inc. is managed by Prudential Investments Fund Management LLC ("PIFM"), a Prudential subsidiary, through subadvisers that PIFM employs by using a manager-of-managers approach. Prudential Investment Management, Inc., also a Prudential subsidiary, serves as subadviser to the Diversified Bond Portfolio, the fixed income sleeve of the Diversified Conservative Growth Portfolio, the High Yield Bond Portfolio, the Money Market Portfolio, the Small Capitalization Stock Portfolio, and the Stock Index Portfolio. Jennison Associates LLC, also a Prudential subsidiary, serves as subadviser to the growth and value sleeves of the Diversified Conservative Growth Portfolio, the Equity Portfolio, the Global Portfolio, the Prudential Jennison Portfolio, the Value Portfolio, the 20/20 Focus Portfolio, the SP Jennison International Growth Portfolio, the SP Prudential U.S. Emerging Growth Portfolio, and a portion of the SP Strategic Partners Focused Growth Portfolio. Franklin Advisers, Inc., the Deyfus Corporation and Pacific Investment Management Company also each manage a portion of the Diversified Conservative Growth Portfolio. GE Asset Management Incorporated and Salomon Brothers Asset Management Inc. each manage a portion of the Equity Portfolio. Deutsche Asset Management Inc. and Victory Capital Management Inc. each manage a portion of the Value Portfolio. Alliance Capital Management, L.P. serves as subadviser to the SP Alliance Technology Portfolio and a portion of the assets of the SP Strategic Partners Focused Growth Portfolio. INVESCO Funds Group, Inc. serves as subadviser to the SP INVESCO Small Company Growth Portfolio. Fidelity Management and Research Company serves as subadviser to the SP Large Cap Value Portfolio and the SP Small/Mid Cap Value Portfolio. Massachu-setts Financial Services Company serves as subadviser to the SP MFS Capital Opportunities Portfolio and the SP MFS Mid-Cap Growth Portfolio. Pacific Investment Management Company serves as subadviser to the SP PIMCO Total Return Portfolio. Each of the asset allocation portfolios is managed solely by PIFM.

AIM Variable Insurance Funds

..   AIM V.I. Growth and Income Fund

..   AIM V.I. Value Fund

AIM Advisors, Inc. serves as investment adviser to both of these funds.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

2:

What Investment Options Can I Choose? continued

Alliance Variable Products Series Fund, Inc.

..   Alliance Premier Growth Portfolio

Alliance Capital Management L.P. is the investment adviser of the Alliance Variable Products Series Fund.

American Century Variable Portfolios, Inc.

..   American Century VP Value

American Century Investment Management, Inc. is the investment adviser for American Century VP Value.

Credit Suisse Warburg Pincus Trust

..   Global Post-Venture Capital Portfolio

Credit Suisse Asset Management, LLC serves as investment adviser and Abbott Capital Management, L.P. serves as sub-investment advise for that portion of the Global Post-Venture Capital Portfolio allocated to private limited partnerships or other investment funds.

Davis Variable Account Fund, Inc.

..   Davis Value Portfolio

Davis Selected Advisers, L.P. is the investment adviser and Davis Selected Advisers-NY, Inc. is sub-adviser to the Davis Value Portfolio.

Franklin Templeton Variable Insurance Products Trust

..   Franklin Small Cap Fund--Class 2

Franklin Advisers, Inc. is the investment manager for this portfolio of the Franklin Templeton Variable Insurance Products Trust.

Janus Aspen Series

..   Growth Portfolio

..   International Growth Portfolio

Janus Capital Corporation serves as investment adviser to the Growth Portfolio and the International Growth Portfolio.

MFS Variable Insurance Trust

..   Emerging Growth Series

..   Research Series (long-term growth and future income)

Massachusetts Financial Services Company, a Delaware corporation, is the investment adviser to the Emerging Growth Series and the Research Series.

OCC Accumulation Trust

..   Managed Portfolio (equity)

..   Small Cap Portfolio

OpCap Advisors is the investment adviser to the Managed Portfolio and the Small Cap Portfolio.

T. Rowe Price

..   T. Rowe Price Equity Series, Inc., Equity Income Portfolio

..   T. Rowe Price International Series, Inc., International Stock Portfolio

T. Rowe Price Associates, Inc. is the investment manager for the Equity Income Portfolio and Rowe Price-Fleming International, Inc. is the investment manager for the International Stock Portfolio.

   Except for the Prudential Series Fund Inc., we are paid by the fund or an affiliate of each fund for administrative and other services that we provide. The amount we receive is based on an annual percentage of the average assets of Discovery Select invested in the fund held by the associated variable investment option.

FIXED INTEREST-RATE OPTIONS

We offer two interest-rate options: a one-year fixed-rate option, and a market-value adjustment option. We set a one year guaranteed annual interest rate that is always available for the one-year fixed-rate option.

   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest-rate option. Transfers are not permitted to the DCA Option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, the minimum rate will never be less than 3.0%.

   Payments that you apply to the fixed interest-rate option become part of Pruco Life of New Jersey's general assets. As a result, the strength of the interest rate guarantee is based on the overall financial strength of Pruco Life of New Jersey. If Pruco Life of New Jersey suffered a material financial set back, the ability of Pruco Life of New Jersey to meet its financial obligations could be affected.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

Market-Value Adjustment

If you transfer or withdraw assets or annuitize from the market-value adjustment option before an interest rate period is over, the assets will be subject to a market value adjustment. The market-value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market-value adjustment is based on the difference between the:

1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2) Interest rate that is in effect on the date of the withdrawal or transfer.

   The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market-value adjustment is calculated on Page 39 of this prospectus.

TRANSFERS AMONG OPTIONS

You can transfer money among the variable investment options and the fixed interest-rate options. Your transfer request may be made by telephone, electronically, or in paper form to the Prudential Annuity Service Center (electronic transfer capability will become available during 2001). Only two transfers per month may be made by telephone or electronically. After that, all transfer requests must be in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes at 4:00 p.m. Eastern time.

   You can make transfers out of a fixed interest-rate option, only during the 30-day period following the end of an interest rate period. If you transfer money from a market-value adjustment option after the 30-day period has ended, the money will be subject to a market-value adjustment.

   During the contract accumulation phase, you can make 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)

OTHER AVAILABLE FEATURES

Dollar Cost Averaging Feature

This feature allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed interest-rate option and into any variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. If this feature is elected, your assets are not allocated to the DCA Option. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By allocating amounts on a regular schedule instead of allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.

   Transfers must be at least $100 from your DCA account. After that, transfers will continue automatically until the entire amount in your DCA account has been transferred or until you tell us to discontinue the transfers. If your DCA account balance drops below $100, the entire remaining balance of the account will be transferred on the next transfer date. You can allocate subsequent purchase payments to re-open the DCA account at any time.

   Your transfers will be made on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

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PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   2:

What Investment Options Can I Choose? continued

   Any transfers you make because of dollar cost averaging are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase.

Asset Allocation Program

We recognize the value of having advice when deciding on the allocation of your money. If you choose to participate in the Asset Allocation Program, your financial professional will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service and you are not obligated to participate or to invest according to program recommendations.

Auto-Rebalancing

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation or to change allocations by selecting the Auto-Rebalancing feature. The fixed interest-rate option and the DCA account cannot participate in this feature.

   Your rebalancing will be done monthly, quarterly, semiannually or annually based on your choice. The rebalancing will be done on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

   Any transfers you make because of Auto-Rebalanc-ing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase. If you choose auto-rebalancing and dollar cost averaging, auto-rebalanc-ing will take place after the transfers from your DCA account.

VOTING RIGHTS

We are the legal owner of the shares in the mutual funds associated with the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contractowners. We will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote the shares for which we do not receive instructions, and shares that we own in our own right, in the same proportion as the shares for which instructions are received. We may change the way your voting instructions are calculated if it is required by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would do this only if events such as investment policy changes or tax law changes make the mutual fund unsuitable. We would not do this without the approval of the Securities and Exchange Commission and necessary state insurance department approvals. You will be given specific notice in advance of any substitution we intend to make.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   3:

What Kind of Payments Will I Receive During the Income Phase? (Annuitization)

PAYMENT PROVISIONS

We can begin making annuity payments any time after the first contract anniversary. Annuity payments must begin no later than the annuitant's 90th birthday.

   We make the income plans described below available at any time before the annuity date. These plans are called annuity options. During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected. Once the annuity payments begin, the annuity option can not be changed.

Option 1

Annuity Payments for a Fixed Period

Under this option, we will make equal payments for the period chosen, up to 25 years. The annuity payments may be made monthly, quarterly, semiannually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3.50% a year. For payment periods of 5 years or more, we will waive any withdrawal charges that otherwise would have been applied.

Option 2

Life Annuity with 120 Payments (10 Years) Certain

Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we are specifically instructed that the remaining monthly annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate used will always be at least 3.50% a year.

Option 3

Interest Payment Option

Under this option, we hold all or a portion of your contract value in order to accumulate interest. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. If an annuity option is not selected by the annuity date, this is the option we will automatically select for you. Under this option, we will pay you interest at an effective rate of at least 3.0% a year. Under this option, all gains in the annuity will be taxable as of the annuity date.

   This option is not available if your contract is held in an Individual Retirement Account.

Option 4

Other Annuity Options

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available any of the fixed annuity options that are offered at your annuity date.

   You should be aware that depending on your contract date and the annuity option you choose, you may have to pay withdrawal charges.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   4:

What is the

Death Benefit?

The death benefit feature protects the value of the contract for the beneficiary.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies.

CALCULATION OF THE DEATH BENEFIT

If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation, pay a death benefit to the beneficiary designated by the contractowner. If death is prior to age 80, the beneficiary will receive the greater of the following (as of the time we receive appropriate proof of death):

..   Current value of your contract; or

..   Guaranteed Minimum Death Benefit--This is the highest value of the contract on any contract anniversary date. This is called the step-up value. Between anniversary dates, the step-up value is only increased by additional purchase payments and reduced proportionally by withdrawals.

   If death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death benefit as of age 80, increased by additional purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80th birthday.

   If the sole or older annuitant is age 80 or older at the time the contract is issued, upon death, the beneficiary will receive, as of the date that due proof of death is received, the greater of: 1) current contract value; or 2) the total purchase payments reduced proportionally by withdrawals.

   Here is an example of a proportional reduction:

   If an owner withdrew 50% of a contract valued at $100,000 and if the step-up value was $80,000, the new step-up value following the withdrawal would be $40,000 or 50% of what it had been prior to the withdrawal.

   If the contractowner and annuitant are not the same, the death benefit is payable only in the event of the death of a sole annuitant or last surviving annuitant, not the death of the contractowner.

   This death benefit was enhanced in January, 1998, to provide for the Guaranteed Minimum Death Benefit. Certain contractowners must have elected an endorsement in order for this enhanced death benefit to apply. See the Statement of Additional Information (SAI) for details.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   5:

How Can I Purchase a

   Discovery Select Contract?

PURCHASE PAYMENTS

A purchase payment is the amount of money you give us to purchase the contract. The minimum purchase payment is $10,000. You can make additional purchase payments of at least $1,000 or more at any time during the accumulation phase. You must get our prior approval for any purchase payments over $5 million.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable investment options and the fixed interest-rate options based on the percentages you choose. The percentage of your allocation to a specific investment option can range in whole percentages from 0% to 100%. If, after the initial invested purchase payment, we receive a purchase payment without allocation instructions, we will allocate the corresponding invested purchase payment in the same proportion as your most recent purchase payment (unless you directed us to allocate that purchase payment on a one-time-only basis). (If you allocated all or part of your initial payment to the DCA Fixed Option and do not change your allocation instructions, we will treat your allocation instructions for the DCA Fixed Option as part of your allocation instructions for all subsequent purchase payments.) You may submit an allocation change request at any time. Contact the Prudential Annuity Service Center for details.

   We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. We will generally credit subsequent purchase payments received in good order after the close of a business day on the following business day.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges; and

3) Dividing this amount by the number of outstanding accumulation units.

   When you make a purchase payment, we credit your contract with accumulation units relating to the variable investment options you have chosen. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day. The Accumulation Unit Values chart provided in page 36 to this prospectus gives you more detailed information about the accumulation units of the variable investment options.

   We cannot guarantee that the value of your contract will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3.0% a year on that portion of the contract value allocated to the fixed interest-rate options.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   6:

What are the Expenses Associated with the

   Discovery Select Contract?

There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

INSURANCE CHARGES

Each day, we makes a deduction for its insurance charges. The insurance charges have two parts:

1) Mortality and expense risk charge

2) Administrative expense charge

1) Mortality and Expense Risk Charge

The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk charge is for assuming that the current charges will be insufficient in the future to cover the cost of administering the contract.

   The mortality and expense risk charge is equal, on an annual basis, to 1.25% of the daily value of the contract invested in the variable investment options, after expenses have been deducted. This charge is not assessed against amounts allocated to the interest-rate options.

   If the charges under the contract are not sufficient, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

2) Administrative Expense Charge

This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

   This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options, after expenses have been deducted.

ANNUAL CONTRACT FEE

During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.

   The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with us may receive such a reduction.

   You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a withdrawal charge will be applied. This charge is based on your contract date.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

The following table shows the percentage of withdrawal charges that would apply:

Percentage of Applicable Withdrawal Charges
-------------------------------------------
During contract year 1           7%
During contract year 2           6%
During contract year 3           5%
During contract year 4           4%
During contract year 5           3%
During contract year 6           2%
During contract year 7           1%
After that                       0%

   Note: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any amount used to provide income under the Life Annuity with 120 Payments (10 years) Certain Option or for a fixed period of 5 years or more. Surrender charges are waived when a death benefit is paid. There will be a reduction in the withdrawal charge for contracts issued to contractowners whose age is 84 and older.

TAXES ATTRIBUTABLE TO PREMIUM

There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. New York does not, however, currently charge premium taxes. It is also our current practice not to deduct a charge for the federal deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contractowner in the future for any such deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every year. If you make more than 12 transfers in a year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated.

COMPANY TAXES

We will pay the taxes on the earnings of the Separate Account. We are not currently charging the Separate Account for taxes. We will periodically review the issue of charging the Separate Account for these taxes, and may impose such a charge in the future.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   7:

How Can I

   Access My Money?

You can access your money by:

..   Making a withdrawal (either partial or complete); or

..   electing to receive annuity payments during the income phase.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE

When you make a complete withdrawal, you will receive the value of your contract, less any applicable charges. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

   Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $500.

   We will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market-value adjustment, if any, from the assets in your contract.

   Income taxes, tax penalties and certain restrictions may apply to any withdrawal you make. For a more complete explanation, see Section 8 of this prospectus and the tax discussion in the Statement of Additional Information.

AUTOMATED WITHDRAWALS

We offer an Automated Withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

   You can make withdrawals from any designated investment option or proportionally from all investment options. Market-value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make is $250.

   Income taxes, tax penalties and certain restrictions may apply to automated withdrawals. For a more complete explanation, see Section 8 of this prospectus and the tax discussion in the Statement of Additional Information.

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

..   The New York Stock Exchange is closed (other than customary weekend and holiday closings);

..   Trading on the New York Stock Exchange is restricted;

..   An emergency exists, as determined by the SEC, during which sales of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or

..   The Securities and Exchange Commission, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or transfer made from the fixed interest-rate options promptly upon request.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   8:

What are the Tax Considerations Associated with the

   Discovery Select Contract?

The tax considerations associated with the Discovery Select contact vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A qualified tax adviser should be consulted for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

Taxes Payable by You

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn.

   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.

   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

Tax Penalty on Withdrawals and Annuity Payments

Any taxable amount you receive under your contract may be subject to a 10 percent tax penalty. Amounts are not subject to this tax penalty if:

..   the amount is paid on or after you reach age 59 1/2 or die;

..   the amount received is attributable to your becoming disabled;

..   the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

   If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age
59 1/2), your tax for the year of modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral.

PART II  DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   8:

Tax Considerations Associated with the Discovery
Select Contract continued

Taxes Payable by Beneficiaries

All of the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the contract and the full value of the death benefit is included in the owner's estate. Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

Withholding of Tax from Distributions

Taxable amounts distributed from your annuity contracts are subject to tax withholding. You may generally elect not to have tax withheld from your payments. These elections must be made on the appropriate forms that we provide.

Annuity Qualification

Diversification and Investor Control In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contractowner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.

Required Distributions Upon Your Death Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom ownership of the contract passes by reason of death, and must be a natural person.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.

Changes in the Contract We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

Additional Information

You should refer to the Statement of Additional Information if:

..   The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

..   You are a nonresident alien.

..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.

..   You wish additional information on withholding taxes.

CONTRACTS HELD BY TAX FAVORED PLANS

Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a),

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

408(b) and 408A of the Code. At some future time we may allow the contract to be purchased in connection with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

..   Simplified employee pension plans ("SEPs") under Section 408(k) of the Code;

..   Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under
    Section 408(p) of the Code; and

..   Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

   This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the general requirements for eligibility for these products.

   You should be aware that tax favored plans such as IRAs generally provide tax deferral regardless whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax deferral benefits.

IRAs If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The IRA Disclosure Statement on page 41 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if greater, the amount credited under the contract, calculated as of the valuation period that we receive this cancellation notice).

   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution you may make to an IRA (which is generally $2,000/year). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not be able subsequently to "roll over" the contract funds originally derived from a qualified retirement plan into another
Section 401(a) plan or TDA (although you may be able to transfer the funds to another IRA).

   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);

..   Your rights as owner are non-forfeitable;

..   You cannot sell, assign or pledge the contract, other than to us;

..   The annual premium you pay cannot be greater than $2,000 (which does not include any rollover amounts);

..   The date on which annuity payments must begin cannot be later than the
    April 1st of the calendar year after the calendar year you turn age 70 1/2; and

..   Death and annuity payments must meet "minimum distribution requirements"
    (described below).

   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   8:

Tax Considerations Associated with the Discovery Select Contract continued

liability, you may also be liable for the following, depending on your actions:

..   A 10% "early distribution penalty" (described below);

..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

..   Failure to take a minimum distribution (also generally described below).

SEPs SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

..   If you participate in a SEP, you generally do not include into income any employer contributions made to the SEP on your behalf up to the lesser of
    (a) $35,000 (in 2001) or (b) 15% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by IRS will not be considered. In 2001, this limit is $170,000;

..   SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

..   Some SEPs for small employers permit salary deferrals (up to $10,500 in
    2001) with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996.

   You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

SIMPLE-IRAs SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:

..   Participants in a SIMPLE-IRA may contribute up to $6,500 (in 2001, indexed), as opposed to the usual $2,000 limit, and employer contributions may also be provided as either a match (up to 3% of your compensation); and

..   SIMPLE -IRAs are not subject to the SEP nondiscrimination rules.

TDAs You may own a TDA generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $10,500 (2001, indexed). Further, you may roll over TDA amounts to another TDA or an IRA.

   A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

..   Your attainment of age 59 1/2;

..   Your severance of employment;

..   Your death;

..   Your total and permanent disability; OR

..   Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

   In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

Minimum Distribution Requirements and Payment Option

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method permitted under IRS rules released in January 2001. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.

   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year. Please note that the Minimum Distribution option may need to be modified after 2001 to satisfy recently announced changes in IRS rules.

Penalty for Early Withdrawals

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2.

There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

Withholding

The Code requires a mandatory 20% federal income tax withholding for certain distributions from a TDA or qualified retirement plan, unless the distribution is an eligible rollover contribution that is "directly" rolled into another qualified plan, IRA (including the IRA variations described above) or TDA. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

..   For all other distributions, you will be withheld at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA Disclosure/Requirements

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract.

Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Discovery Select Contract" starting on page 26. Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 34.

   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

Additional Information

For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 41.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   9:

Other

   Information

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Pruco Life Insurance Company of New Jersey is a stock life insurance company organized in 1982 under the laws of the State of New Jersey. Pruco Life of New Jersey is licensed to sell life insurance and annuities in the states of New Jersey and New York and therefore is subject to the insurance laws and regulations of those states where it is licensed to do business. Pruco Life of New Jersey is a wholly-owned subsidiary of Pruco Life Insurance Company, which is a wholly-owned subsidiary of The Prudential Life Insurance Company of America (Prudential), a mutual insurance company founded in 1875 under the laws of the State of New Jersey.

   Pruco Life of New Jersey publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life of New Jersey that is annually audited by independent accountants. The most recent annual report is contained in the SAI. While Pruco Life of New Jersey's annual report is not ordinarily mailed to contractholders, you can obtain a copy at no cost by calling us at our number listed on the cover. This information, together with all the more current reports filed with the SEC as required by section 15 of the Exchange Act of 1934, is legally a part of this prospectus.

   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a mutual insurance company founded in 1875 under the laws of the State of New Jersey. Prudential is currently pursuing reorganizing itself into a stock life insurance company through a process known as "demutualization". On July 1, 1998, legislation was enacted in New Jersey that would permit this conversion to occur and that specified the process for conversion. On December 15, 2000, the Board of Directors adopted a plan of reorganization pursuant to that legislation and authorized management to submit an application to the New Jersey Commissioner of Banking and Insurance for approval of the plan. The application was submitted on March 14, 2001. However, demutualization is a complex process and a number of additional steps must be taken before the demutualization can occur, including a public hearing, voting by qualified policyholders, and regulatory approval. Prudential is planning on completing this process in 2001, but there is no certainty that the demutualization will be completed in this timeframe or that the necessary approvals will be obtained. Also it is possible that after careful review, Prudential could decide not to demutualize or could decide to delay its plans. As a general rule, the plan of reorganization provides that, in order for policies or contracts to be eligible for compensation in the demutualization, they must have been in force on the date the Board of Directors adopted the plan, December 15, 2000. If demutualization does occur, all the guaranteed benefits described in your policy or contract would stay the same.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the contracts. The Separate Account was established under New Jersey law on May 20, 1996, and is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life of New Jersey and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life of New Jersey, including its audited financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts. PIMS is a wholly-owned subsidiary of Prudential and is a limited liability corporation organized under Delaware

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. We pay the broker-dealer whose registered representatives sell the Contract either:

..   a commission of up to 6.25% of your Purchase Payments; or

..   a combination of a commission on Purchase Payments and a "trail" commission
    -- which is a commission determined as a percentage of your Contract Value that is paid periodically over the life of your Contract.

   The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less.

   From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the Contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the Contract does not result directly in any additional charge to you.

ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

FINANCIAL STATEMENTS

The financial statements of the Separate Account associated with Discovery Select are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

..   Company

..   Experts

..   Litigation

..   Legal Opinions

..   Principal Underwriter

..   Determination of Accumulation Unit Values

..   Performance Information

..   Comparative Performance Information

..   Further Information about the Death Benefit

..   Federal Tax Status

..   Financial Information

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

Accumulation Unit Values

ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET
ASSETS

                             ACCUMULATION UNIT VALUE ACCUMULATION UNIT VALUE NUMBER OF ACCUMULATION UNITS
                             AT BEGINNING OF PERIOD     AT END OF PERIOD     OUTSTANDING AT END OF PERIOD
                             ----------------------- ----------------------- ----------------------------
Prudential Diversified Bond
  Portfolio
   1/24/97* to 12/31/97             $1.05924                $1.13525                   4,451,359
   1/1/98 to 12/31/98               $1.13525                $1.19977                  28,376,932
   1/1/99 to 12/31/99               $1.19977                $1.17457                  45,438,932
   1/1/00 to 12/31/00               $1.17457                $1.27085                  45,259,883
Prudential Diversified
  Conservative Growth
  Portfolio
   5/3/99* to 12/31/99              $0.99960                $1.05128                   7,816,513
   1/1/00 to 12/31/00               $1.05128                $1.07605                  10,776,781
Prudential Equity Portfolio
   1/24/97* to 12/31/97             $1.23280                $1.48518                   9,062,852
   1/1/98 to 12/31/98               $1.48518                $1.60144                  27,877,412
   1/1/99 to 12/31/99               $1.60144                $1.77642                  38,608,928
   1/1/00 to 12/31/00               $1.77642                $1.80930                  36,432,147
Prudential Global Portfolio
   1/24/97* to 12/31/97             $1.20025                $1.26079                   1,544,582
   1/1/98 to 12/31/98               $1.26079                $1.55516                   3,115,243
   1/1/99 to 12/31/99               $1.55516                $2.27423                   6,113,646
   1/1/00 to 12/31/00               $2.27423                $1.84646                   7,911,406
Prudential High Yield Bond
  Portfolio
   1/24/97* to 12/31/97             $1.12690                $1.25972                   5,397,207
   1/1/98 to 12/31/98               $1.25972                $1.21296                  23,777,679
   1/1/99 to 12/31/99               $1.21296                $1.25119                  28,531,566
   1/1/00 to 12/31/00               $1.25119                $1.13618                  28,565,345
Prudential Money Market
  Portfolio
   1/24/97* to 12/31/97             $1.04778                $1.08688                   5,366,453
   1/1/98 to 12/31/98               $1.08688                $1.12985                  16,317,010
   1/1/99 to 12/31/99               $1.12985                $1.16977                  24,579,687
   1/1/00 to 12/31/00               $1.16977                $1.22545                  22,639,187
Prudential Jennison
  Portfolio
   1/24/97* to 12/31/97             $1.19836                $1.48006                   4,356,135
   1/1/98 to 12/31/98               $1.48006                $2.00651                  19,579,080
   1/1/99 to 12/31/99               $2.00651                $2.81446                  37,559,381
   1/1/00 to 12/31/00               $2.81446                $2.29341                  43,123,474
Prudential Small
  Capitalization Stock
  Portfolio
   9/1/98* to 12/31/98              $1.02621                $1.25353                     514,051
   1/1/99 to 12/31/99               $1.25353                $1.39319                   3,488,013
   1/1/00 to 12/31/00               $1.39319                $1.55006                   5,540,523

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                                      36

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                             ACCUMULATION UNIT VALUE ACCUMULATION UNIT VALUE NUMBER OF ACCUMULATION UNITS
                             AT BEGINNING OF PERIOD     AT END OF PERIOD     OUTSTANDING AT END OF PERIOD
                             ----------------------- ----------------------- ----------------------------
Prudential Stock Index
  Portfolio
   1/24/97* to 12/31/97             $1.18151                $1.48876                   8,543,943
   1/1/98 to 12/31/98               $1.48876                $1.88540                  25,485,050
   1/1/99 to 12/31/99               $1.88540                $2.24149                  38,786,276
   1/1/00 to 12/31/00               $2.24149                $2.01096                  40,625,059
Prudential Value Portfolio
   1/24/97* to 12/31/97             $1.24933                $1.66167                   5,978,495
   1/1/98 to 12/31/98               $1.66167                $1.59960                  25,310,440
   1/1/99 to 12/31/99               $1.59960                $1.77516                  27,398,451
   1/1/00 to 12/31/00               $1.77516                $2.02329                  24,717,539
Prudential 20/20 Focus
  Portfolio
   1/1/99* to 12/31/99              $0.99960                $1.17842                   4,526,683
   1/1/00 to 12/31/00               $1.17842                $1.09942                   7,425,122
AIM VI Growth and Income
  Fund
   1/24/97* to 12/31/97             $1.08005                $1.28644                   2,414,429
   1/1/98 to 12/31/98               $1.28644                $1.61976                   5,636,579
   1/1/99 to 12/31/99               $1.61976                $2.14458                   8,448,068
   1/1/00 to 12/31/00               $2.14458                $1.80711                   9,720,950
AIM VI Value Fund
   1/24/97* to 12/31/97             $1.06636                $1.27997                   2,687,877
   1/1/98 to 12/31/98               $1.27997                $1.67125                   6,623,349
   1/1/99 to 12/31/99               $1.67125                $2.14096                  13,867,703
   1/1/00 to 12/31/00               $2.14096                $1.80208                  18,081,829
Alliance Premier Growth
   5/1/00* to 12/31/00              $1.01651                $0.79874                   1,767,797
American Century VP Value
  Fund
   9/1/98* to 12/31/98              $1.02098                $1.17305                     122,871
   1/1/99 to 12/31/99               $1.17305                $1.14715                   2,092,340
   1/1/00 to 12/31/00               $1.14715                $1.33658                   3,271,112
Credit Suisse Warburg
  Pincus Trust Global Post-
  Venture Capital Portfolio
   1/24/97* to 12/31/97             $0.98396                $1.07018                     624,929
   1/1/98 to 12/31/98               $1.07018                $1.12410                   1,555,894
   1/1/99 to 12/31/99               $1.12410                $1.81263                   2,104,691
   1/1/00 to 12/31/00               $1.81263                $1.44905                   3,551,598
Davis Value Portfolio
   5/1/00* to 12/31/00              $1.01069                $0.99182                   3,277,583
Franklin Templeton
  Variable Insurance
  Products Trust
Franklin Small Cap
  Investments Fund--
  Class 2
   9/1/98* to 12/31/98              $1.00945                $1.24477                     253,350
   1/1/99 to 12/31/99               $1.24477                $2.14040                   1,955,833
   1/1/00 to 12/31/00               $2.14040                $1.76141                   4,980,000

                                          THIS CHART CONTINUES ON THE NEXT PAGE

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

Accumulation Unit Values continued

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                             ACCUMULATION UNIT VALUE ACCUMULATION UNIT VALUE NUMBER OF ACCUMULATION UNITS
                             AT BEGINNING OF PERIOD     AT END OF PERIOD     OUTSTANDING AT END OF PERIOD
                             ----------------------- ----------------------- ----------------------------
Janus Aspen Series Growth
  Portfolio
   1/24/97* to 12/31/97             $1.04112                $1.22056                   2,360,624
   1/1/98 to 12/31/98               $1.22056                $1.63278                   6,145,905
   1/1/99 to 12/31/99               $1.63278                $2.31865                  13,375,166
   1/1/00 to 12/31/00               $2.31865                $1.95266                  18,498,576
Janus Aspen Series Intn'l
  Growth Portfolio
   1/24/97* to 12/31/97             $1.07728                $1.23121                   3,626,939
   1/1/98 to 12/31/98               $1.23121                $1.42337                   7,490,614
   1/1/99 to 12/31/99               $1.42337                $2.55865                  10,899,400
   1/1/00 to 12/31/00               $2.55865                $2.12110                  14,820,457
MFS Emerging Growth
  Series
   1/24/97* to 12/31/97             $0.99843                $1.15186                   2,636,905
   1/1/98 to 12/31/98               $1.15186                $1.52386                   8,147,991
   1/1/99 to 12/31/99               $1.52386                $2.65585                  11,792,762
   1/1/00 to 12/31/00               $2.65585                $2.10566                  15,272,415
MFS Research Series
   1/24/97* to 12/31/97             $1.05478                $1.21695                   2,159,262
   1/1/98 to 12/31/98               $1.21695                $1.48048                   4,582,935
   1/1/99 to 12/31/99               $1.48048                $1.81149                   5,510,866
   1/1/00 to 12/31/00               $1.81149                $1.69985                   5,861,621
OCC Accumulation Trust
  Managed Portfolio
   1/24/97* to 12/31/97             $1.08859                $1.26668                   7,302,011
   1/1/98 to 12/31/98               $1.26668                $1.34022                  21,770,163
   1/1/99 to 12/31/99               $1.34022                $1.38780                  23,288,748
   1/1/00 to 12/31/00               $1.38780                $1.50197                  19,918,367
OCC Accumulation Trust
  Small Cap Portfolio
   1/24/97* to 12/31/97             $1.05425                $1.26710                   2,630,491
   1/1/98 to 12/31/98               $1.26710                $1.13668                   6,811,750
   1/1/99 to 12/31/99               $1.13668                $1.10051                   7,804,349
   1/1/00 to 12/31/00               $1.10051                $1.56487                   7,859,955
T. Rowe Price Equity
  Income Portfolio
   1/24/97* to 12/31/97             $1.07051                $1.33212                   3,846,266
   1/1/98 to 12/31/98               $1.33212                $1.43277                   9,576,908
   1/1/99 to 12/31/99               $1.43277                $1.46583                  11,645,491
   1/1/00 to 12/31/00               $1.46583                $1.63398                  11,413,962
T. Rowe Price Intn'l Series
  --Intn'l Stock Portfolio
   1/24/97* to 12/31/97             $1.02164                $1.05690                   1,286,791
   1/1/98 to 12/31/98               $1.05690                $1.20747                   2,623,440
   1/1/99 to 12/31/99               $1.20747                $1.58765                   3,593,199
   1/1/00 to 12/31/00               $1.58765                $1.28651                   4,135,787

*  Commencement of Business

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

Market-Value

   Adjustment Formula

MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

Stated as a Formula, the Market Value is Equal to: (M/12) X (R-C)

not to exceed +0.40 or be less than -0.40; where,

M   =   the number of whole months (not to be less than
        one) remaining in the interest-rate period

R   =   the Contract's guaranteed interest-rate expressed
        as a decimal. Thus 6.2% is converted to 0.062.

C   =   the interest-rate, expressed as a decimal, that
        Pruco Life declares for a duration equal to the number of whole years remaining in the present interest-rate period, plus 1 year as of the date the request for a withdrawal or transaction is received

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

Step by Step

The steps below explain how a market-value adjustment is calculated.

Step 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

Step 2: Divide the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

Step 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

Step 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

Step 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

   Depending upon when the withdrawal request is made, a withdrawal charge may apply.

   The following example will illustrate the application of a market-value adjustment and the determination of the withdrawal charge: Suppose a contractowner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

   On February 1, 2000, the interest rates declared by Pruco Life for the duration of 5 Years (4 whole years remaining until September 30, 2004, plus 1 year) is 11%.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

Market-Value Adjustment Formula continued

The following computations would be made:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

Date                           Payment  Free
----                           ------- ------
12/1/95                        $10,000 $1,000
12/1/96                                $2,000
10/1/97                        $ 5,000 $2,500
12/1/97                                $4,000
12/1/98                                $5,500
12/1/99                                $7,000

   The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

$8,500.00   requested withdrawal amount
-$7,000.00  charge-free
$1,500.00   additional amount needed to
            complete withdrawal

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1-.03) =
$1,500.00 / 0.97 = $1,546.39 grossed-up amount

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39  grossed-up amount
X      .03 withdrawal charge rate
    $46.39 withdrawal charge

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X$5,985.23 =
-822.97                                 negative MVA
$5,985.23                               unadjusted value
$5,162.26                               adjusted value
$12,000.00                              equity value
$17,162.26                              adjusted contract fund

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

Equity
($12,000/$17,162.26) X$8,546.39      $5,975.71
7-Yr MVA
($5,162.26/$17,162.26) X$8,546.39 =  $2,570.68
                                     ---------
                                     $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be ''unadjusted'' by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

IRA Disclosure Statement

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD

The annuity contract offered by this prospectus gives you the opportunity to return the contract for a full refund within 10 days (or whatever period is required by applicable state law) after it is delivered. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.

ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS

Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the time you file your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $33,000 (in 2001), with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $33,000-$43,000. For married couples filing jointly, the applicable dollar limitation is $53,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $53,000-$63,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $43,000 for individuals and $63,000 for married couples filing jointly. These amounts are for 2001. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.

   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are subject to an inflation-adjusted limit, which is $10,500 in 2001. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.

   The IRA maximum annual contribution and your tax deduction is limited to the lesser of: (1) $2,000 or (2) 100% of your earned compensation. Contributions in excess of the deduction limits may be subject to penalty. See below.

   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 15% of your salary or $25,500 (in 2001). An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

IRA Disclosure Statement continued

   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) $2,000 or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.

   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See Premature Distributions below for penalties imposed on withdrawal when the contribution exceeds $2,000.)

IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to $2,000 each may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs;
(ii) $4,000; or (iii) 100% of your combined gross income.

   Contributions in excess of the contribution limits may be subject to penalty. See above under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.

   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.

   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. Unless you were a self-employed participant in the distributing plan, you may later roll over such a contribution to another qualified retirement plan as long as you have not mixed it with IRA (or SEP) contributions you have deducted from your income. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.)

DISTRIBUTIONS

(a) Premature Distributions

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b)Distribution After Age 59 1/2

Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2 . You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the period payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.

(c)Inadequate Distributions--50% Tax

Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary.) The calculation method is revised under the IRS proposed regulations for distributions beginning in 2002 and are optional for distributions in 2001. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.

(d)Death Benefits

If you, (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum within 5 years of death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31 of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, the entire amount must be distributed at least as rapidly as if the owner had survived. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Tax Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a IRA. The maximum amount of contributions allowable for any taxable year to all Roth IRAs maintained by an individual is generally the lesser of $2,000 and 100% of compensation for that year (the $2,000 limit is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.

PART II   DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

IRA Disclosure Statement continued

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. If such a rollover, transfer or conversion occurred before January 1, 1999, the portion of the amount includable in gross income must be included in income ratably over the next four years beginning with the year in which the transaction occurred. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   Under some circumstances, it may not be advisable to roll over, transfer or convert all or part of a non-Roth IRA to a Roth IRA. Persons considering a rollover, transfer or conversion should consult their own tax advisor.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements:
(1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or
(d) for a qualified first time homebuyer distribution within the meaning of
Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2 . However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed by December 31 of the calendar year containing the fifth anniversary of the owner's death subject to certain exceptions.

REPORTING TO THE IRS

Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate.

Discovery Select is a variable annuity issued by Pruco Life Insurance Company of New Jersey, located at 213 Washington Street, Newark, NJ 07102-2992, and is distributed through Prudential Investment Management Services LLC, Three Gateway Center, 14th Floor, Newark, NJ 07102-4077, and offered through Prudential Securities Incorporated, 199 Water Street, New York, NY 10292, and Pruco Securities Corporation, 751 Broad Street, Newark, NJ 07102-3777. All are Prudential companies.

Prudential and Pruco Life are each solely responsible for their respective financial condition and contractual obligations.

Discovery is a registered mark of Prudential.

Prudential Financial is a service mark of Prudential, Newark, NJ and its affiliates.

Norman Rockwell Illustration (C) The Curtis Publishing Company.

[LOGO] Prudential Financial
The Prudential Insurance Company of America
751 Broad Street
Newark, New Jersey 07102-3777

IFS-A053626
ORD96639NY
Ed. 05/01/2001

                          PRUCO LIFE INSURANCE COMPANY
                                  OF NEW JERSEY

                      Supplement, dated February 11, 2009
                                       To
                          Prospectus, dated May 1, 2001

This supplement should be read and retained with your current prospectus. If you would like another copy of that prospectus, please call us at 800-752-6342.

Pruco Life Insurance Company of New Jersey ("PLNJ") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PLNJ pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PLNJ will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PLNJ files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PLNJ files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

                          PRUCO LIFE INSURANCE COMPANY
                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                         STRATEGIC PARTNERS(SM) ADVISOR
                       STRATEGIC PARTNERS(SM) ANNUITY ONE
                      STRATEGIC PARTNERS(SM) ANNUITY ONE 3
                        STRATEGIC PARTNERS(SM) FLEXELITE
                           STRATEGIC PARTNERS(SM) PLUS
                          STRATEGIC PARTNERS(SM) PLUS 3
                          STRATEGIC PARTNERS(SM) SELECT
                  PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN
                       PRUDENTIAL VARIABLE INVESTMENT PLAN

       Supplement, Dated August 20, 2004 to Prospectuses Dated May 1, 2004

This supplement should be read and retained with the current prospectus for your annuity contract. If you would like another copy of a current prospectus or a statement of additional information, please contact us at (888) PRU-2888.

Changes to certain systems under which we administer your annuity will take effect on or about October 18, 2004. These changes are the result of further efforts to integrate American Skandia Life Assurance Corporation's operations into the operations of other subsidiary companies of Prudential Financial, Inc. The following changes relate primarily to those systems-related changes, but also include changes that reflect other product and/or disclosure modifications.

This supplement is intended to update certain information in the May 1, 2004 prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own.

CHANGES APPLICABLE TO ALL ANNUITIES:

COMPANY TAXES: In Section 6 of the prospectus, under the heading entitled "Company Taxes," we replace the existing disclosure with the following:

     "In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to owners of the separate account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently pass through company income taxes on the taxable corporate earnings created by this annuity. We reserve the right to change these tax practices."

ASSIGNMENT: In Section 9 of the prospectus, under the heading entitled "Assignment," we add the following sentence to the end of the first paragraph:

     "If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order."

CHANGES APPLICABLE TO ALL ANNUITIES EXCEPT FOR PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN:

TRANSFERS AMONG OPTIONS: In Section 2 of the prospectus, under the heading entitled "Transfers Among Options," the following sentence is added to the end of the last paragraph:

     "For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer."

DOLLAR COST AVERAGING: In Section 2 of the prospectus, under the heading entitled "Dollar Cost Averaging," the references to a $100 minimum transfer amount and a $100 minimum DCA account balance in the first and third sentences of the second paragraph are deleted.

SCHEDULED TRANSACTIONS: In Section 2 of the prospectus, the following is added as a new sub-section immediately following the section entitled
"Auto-Rebalancing":

     "Scheduled Transactions
     "Scheduled transactions" include transfers under dollar cost averaging, an asset allocation program, auto-rebalancing, systematic withdrawals, minimum distributions or annuity payments. Generally, we will process a scheduled transaction on the next business day when the scheduled transaction falls on a day that is not a business day. If this practice would result in the transaction occurring in the subsequent calendar year, then we will process the transaction on the preceding business day."

CHANGE APPLICABLE TO ALL ANNUITIES EXCEPT FOR PRUCO LIFE & PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS SELECT, PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN:

PURCHASE PAYMENTS: In Section 5 of the prospectus, under the heading entitled "Purchase Payments," the second sentence in the first paragraph is replaced by the following:

     "The minimum initial purchase payment is $10,000. Where allowed by law, you must get our approval for any initial and additional purchase payment of $1,000,000 or more."

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS FLEXELITE ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

     (i)  The second sentence of the first paragraph is deleted in its entirety.

     (ii) The fifth sentence of the first paragraph is replaced by the following:

     "The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

     (iii) The following sentence is added to the end of the first paragraph:

     "The GMIB roll-up cap is reduced by the sum of all reductions described above."

     (iv) The third and fourth sub-bullets in Example 2 are replaced with the following:

     "The GMIB 200% cap is reduced by the sum of all reductions above ($490,000
- $2,500 - $8,257.55, or $479,242.45)."

     (v)  The second bullet in Example 3 is replaced with the following:

     "The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,242.45 to $469,242.45)."

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

     We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

     To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

     The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -3.04%, 2.78% and 6.66%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

     An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

     A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

     The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

     Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS FLEXELITE
$100,000 Single contribution and no withdrawals

Male, issue age 60
Benefits:
     No Credit Election
     Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Earnings Appreciator Benefit
     Guaranteed Minimum Income Benefit
     Income Appreciator Benefit

10% Assumed Rate Of Return

         PROJECTED VALUE                  DEATH BENEFIT(S)                      LIVING BENEFITS(S)
---------------------------------------------------------------------------------------------------------------
                                                   EAB                 IAB                    GMIB
---------------------------------------------------------------------------------------------------------------
                                                                                                      Projected
                                                                                               GMIB    Contract
                                                                                            Guarantee   Annual
                                                                                              Annual   Annuity
                                                                                              Payout    Payout
                                                                                               for       for
                                                                                              Single   Single
                                                                                               Life      Life
                                                        Total                                Annuity   Annuity
                                                        Death             Amount             with 10   with 10
                                   Death    Earnings   Benefit          Available    GMIB      year      Year
     Annuitant Contract Surrender Benefit Appreciator Value and   IAB       to    Protected  Period     Period
Year    Age      Value    Value    Value    Benefit      EAB     Value  Annuitize   Value    Certain   Certain
---------------------------------------------------------------------------------------------------------------
  1      61     105,560   99,260  105,560     2,224    107,784      N/A      N/A   105,000       N/A       N/A
  2      62     111,432  105,132  111,432     4,573    116,005      N/A      N/A   110,250       N/A       N/A
  3      63     117,633  117,633  117,633     7,053    124,687      N/A      N/A   115,763       N/A       N/A
  4      64     124,183  124,183  124,183     9,673    133,857      N/A      N/A   121,551       N/A       N/A
  5      65     131,101  131,101  131,101    12,441    143,542      N/A      N/A   127,628       N/A       N/A
  6      66     138,408  138,408  138,408    15,363    153,772      N/A      N/A   134,010       N/A       N/A
  7      67     146,126  146,126  146,126    18,451    164,577    6,919  153,045   140,710     7,683     9,351
  8      68     154,279  154,279  154,279    21,711    175,990    8,142  162,421   147,746     8,331    10,169
  9      69     162,890  162,890  162,890    25,156    188,046    9,434  172,324   155,133     9,036    11,062
 10      70     171,986  171,986  171,986    28,795    200,781   14,397  186,384   162,889    10,550    12,271
 15      75     225,786  225,786  225,786    50,314    276,100   31,446  257,232   200,000    15,775    19,298
 20      80     297,541  297,541  297,541    79,016    376,557   49,385  346,926   200,000    18,991    28,881
 25      85     393,894  393,894  393,894   117,558    511,451   73,473  467,367   200,000    23,743    43,783
 30      90     523,277  523,277  523,277   120,000    643,277  105,819  629,097   200,000    29,022    63,544
 35      95     697,014  697,014  697,014   120,000    817,014  149,254  846,268   200,000    35,949    91,209

6% Assumed Rate Of Return

         PROJECTED VALUE                  DEATH BENEFIT(S)                      LIVING BENEFITS(S)
---------------------------------------------------------------------------------------------------------------
                                                   EAB                 IAB                    GMIB
---------------------------------------------------------------------------------------------------------------
                                                                                                      Projected
                                                                                               GMIB    Contract
                                                                                            Guarantee   Annual
                                                                                              Annual   Annuity
                                                                                              Payout    Payout
                                                                                               for       for
                                                                                              Single   Single
                                                                                               Life      Life
                                                        Total                                Annuity   Annuity
                                                        Death             Amount             with 10   with 10
                                   Death    Earnings   Benefit          Available    GMIB      year      Year
     Annuitant Contract Surrender Benefit Appreciator Value and   IAB       to    Protected  Period     Period
Year    Age      Value    Value    Value    Benefit      EAB     Value  Annuitize   Value    Certain   Certain
---------------------------------------------------------------------------------------------------------------
  1      61     101,703   95,403  105,000       681    105,681      N/A      N/A   105,000       N/A       N/A
  2      62     103,418   97,118  110,250     1,367    111,617      N/A      N/A   110,250       N/A       N/A
  3      63     105,144  105,144  115,763     2,057    117,820      N/A      N/A   115,763       N/A       N/A
  4      64     106,879  106,879  121,551     2,752    124,302      N/A      N/A   121,551       N/A       N/A
  5      65     108,624  108,624  127,628     3,450    131,078      N/A      N/A   127,628       N/A       N/A
  6      66     110,376  110,376  134,010     4,151    138,160      N/A      N/A   134,010       N/A       N/A
  7      67     112,135  112,135  140,710     4,854    145,564    1,820  113,955   140,710     7,417     6,963
  8      68     113,898  113,898  147,746     5,559    153,305    2,085  115,982   147,746     8,007     7,262
  9      69     115,664  115,664  155,133     6,265    161,398    2,350  118,013   155,133     8,647     7,575
 10      70     117,431  117,431  162,889     6,972    169,862    3,486  120,917   162,889     9,901     7,961
 15      75     126,235  126,235  207,893    10,494    218,387    6,559  132,794   200,000    14,079     9,962
 20      80     135,624  135,624  265,330    14,250    279,580    8,906  144,530   200,000    15,908    12,032
 25      85     146,101  146,101  265,330    18,440    283,770   11,525  157,626   200,000    18,365    14,766
 30      90     157,790  157,790  265,330    23,116    288,446   14,447  172,237   200,000    20,351    17,397
 35      95     170,832  170,832  265,330    28,333    293,663   17,708  188,540   200,000    22,409    20,320

0% Assumed Rate Of Return

         PROJECTED VALUE                  DEATH BENEFIT(S)                      LIVING BENEFITS(S)
---------------------------------------------------------------------------------------------------------------
                                                   EAB                 IAB                    GMIB
---------------------------------------------------------------------------------------------------------------
                                                                                                      Projected
                                                                                               GMIB    Contract
                                                                                            Guarantee   Annual
                                                                                              Annual   Annuity
                                                                                              Payout    Payout
                                                                                               for       for
                                                                                              Single   Single
                                                                                               Life      Life
                                                        Total                                Annuity   Annuity
                                                        Death             Amount             with 10   with 10
                                   Death    Earnings   Benefit          Available    GMIB      year      Year
     Annuitant Contract Surrender Benefit Appreciator Value and   IAB       to    Protected  Period     Period
Year    Age      Value    Value    Value    Benefit      EAB     Value  Annuitize   Value    Certain   Certain
---------------------------------------------------------------------------------------------------------------
  1     61      95,867    89,817  105,000       0      105,000    N/A        N/A   105,000       N/A      N/A
  2     62      91,856    86,085  110,250       0      110,250    N/A        N/A   110,250       N/A      N/A
  3     63      87,961    87,961  115,763       0      115,763    N/A        N/A   115,763       N/A      N/A
  4     64      84,177    84,177  121,551       0      121,551    N/A        N/A   121,551       N/A      N/A
  5     65      80,499    80,499  127,628       0      127,628    N/A        N/A   127,628       N/A      N/A
  6     66      76,920    76,920  134,010       0      134,010    N/A        N/A   134,010       N/A      N/A
  7     67      73,437    73,437  140,710       0      140,710      0     73,437   140,710     7,323    4,487
  8     68      70,044    70,044  147,746       0      147,746      0     70,044   147,746     7,896    4,386
  9     69      66,736    66,736  155,133       0      155,133      0     66,736   155,133     8,518    4,284
 10     70      63,508    63,508  162,889       0      162,889      0     63,508   162,889     9,694    4,181
 15     75      48,428    48,428  207,893       0      207,893      0     48,428   200,000    13,632    3,633
 20     80      35,490    35,490  265,330       0      265,330      0     35,490   200,000    15,230    2,955
 25     85      24,702    24,702  265,330       0      265,330      0     24,702   200,000    17,364    2,314
 30     90      15,708    15,708  265,330       0      265,330      0     15,708   200,000    18,980    1,587
 35     95       8,209     8,209  265,330       0      265,330      0      8,209   200,000    20,586      885

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

                             Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner or joint owner. See the prospectus for more complete information.

Earnings Appreciator Benefit (EAB) - A supplemental death benefit based on 40% of earnings if issue age is 0-70, 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

     (1)  The GMIB Guaranteed Payout, or

     (2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

     (i)  The second sentence of the first paragraph is deleted in its entirety.

     (ii) The fifth sentence of the first paragraph is replaced by the following:

     "The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

     (iii) The following sentence is added to the end of the first paragraph:

           "The GMIB roll-up cap is reduced by the sum of all reductions described above."

     (vi) The third and fourth sub-bullets in Example 2 are replaced with the following:

          "The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 - $2,500 - $8,257.55, or $479,242.45)."

     (vii) The second bullet in Example 3 is replaced with the following:

     "The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,242.45 to $469,242.45)."

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS ANNUITY ONE 3 ONLY:

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

     We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

     To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

     The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.80%, 3.03% and 6.92%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

     An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

     A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

     The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

     Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS ANNUITY ONE 3
$100,000 Single contribution and no withdrawals

Male, issue age 60
Benefits:
     Contract Without Credit
     Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Earnings Appreciator Benefit
     Guaranteed Minimum Income Benefit
     Income Appreciator Benefit

10% Assumed Rate Of Return

         PROJECTED VALUE                  DEATH BENEFIT(S)                      LIVING BENEFITS(S)
---------------------------------------------------------------------------------------------------------------
                                                   EAB                 IAB                    GMIB
---------------------------------------------------------------------------------------------------------------
                                                                                                      Projected
                                                                                               GMIB    Contract
                                                                                            Guarantee   Annual
                                                                                              Annual   Annuity
                                                                                              Payout    Payout
                                                                                               for       for
                                                                                              Single   Single
                                                                                               Life      Life
                                                        Total                                Annuity   Annuity
                                                        Death             Amount             with 10   with 10
                                   Death    Earnings   Benefit          Available    GMIB      year      Year
     Annuitant Contract Surrender Benefit Appreciator Value and   IAB       to    Protected  Period     Period
Year    Age      Value    Value    Value    Benefit      EAB     Value  Annuitize   Value    Certain   Certain
---------------------------------------------------------------------------------------------------------------
  1      61     105,821  100,421  105,821     2,328    108,149      N/A      N/A   105,000       N/A       N/A
  2      62     111,984  107,484  111,984     4,794    116,778      N/A      N/A   110,250       N/A       N/A
  3      63     118,511  114,911  118,511     7,404    125,916      N/A      N/A   115,763       N/A       N/A
  4      64     125,423  122,723  125,423    10,169    135,593      N/A      N/A   121,551       N/A       N/A
  5      65     132,744  130,944  132,744    13,097    145,841      N/A      N/A   127,628       N/A       N/A
  6      66     140,496  139,596  140,496    16,199    156,695      N/A      N/A   134,010       N/A       N/A
  7      67     148,707  148,707  148,707    19,483    168,190    7,306  156,013   140,710     7,703     9,532
  8      68     157,404  157,404  157,404    22,962    180,365    8,611  166,014   147,746     8,356    10,394
  9      69     166,615  166,615  166,615    26,646    193,261    9,992  176,607   155,133     9,067    11,337
 10      70     176,372  176,372  176,372    30,549    206,921   15,274  191,646   162,889    10,603    12,618
 15      75     234,573  234,573  234,573    53,829    288,402   33,643  268,216   200,000    15,925    20,122
 20      80     313,200  313,200  313,200    85,280    398,480   53,300  366,500   200,000    19,289    30,511
 25      85     420,085  420,085  420,085   120,000    540,085   80,021  500,106   200,000    24,311    46,850
 30      90     565,382  565,382  565,382   120,000    685,382  116,345  681,727   200,000    30,021    68,860
 35      95     762,896  762,896  762,896   120,000    882,896  165,724  928,620   200,000    37,644   100,085

6% Assumed Rate Of Return

         PROJECTED VALUE                  DEATH BENEFIT(S)                      LIVING BENEFITS(S)
---------------------------------------------------------------------------------------------------------------
                                                   EAB                 IAB                    GMIB
---------------------------------------------------------------------------------------------------------------
                                                                                                      Projected
                                                                                               GMIB    Contract
                                                                                            Guarantee   Annual
                                                                                              Annual   Annuity
                                                                                              Payout    Payout
                                                                                               for       for
                                                                                              Single   Single
                                                                                               Life      Life
                                                        Total                                Annuity   Annuity
                                                        Death             Amount             with 10   with 10
                                   Death    Earnings   Benefit          Available    GMIB      year      Year
     Annuitant Contract Surrender Benefit Appreciator Value and   IAB       to    Protected  Period     Period
Year    Age      Value    Value    Value    Benefit      EAB     Value  Annuitize   Value    Certain   Certain
---------------------------------------------------------------------------------------------------------------
  1     61      101,954  96,554   105,000      782     105,782      N/A      N/A   105,000       N/A       N/A
  2     62      103,930  99,430   110,250     1,572    111,822      N/A      N/A   110,250       N/A       N/A
  3     63      105,929 102,329   115,763     2,372    118,134      N/A      N/A   115,763       N/A       N/A
  4     64      107,948 105,248   121,551     3,179    124,730      N/A      N/A   121,551       N/A       N/A
  5     65      109,988 108,188   127,628     3,995    131,623      N/A      N/A   127,628       N/A       N/A
  6     66      112,046 111,146   134,010     4,819    138,828      N/A      N/A   134,010       N/A       N/A
  7     67      114,123 114,123   140,710     5,649    146,359    2,118  116,242   140,710     7,433     7,102
  8     68      116,217 116,217   147,746     6,487    154,232    2,433  118,649   147,746     8,026     7,429
  9     69      118,326 118,326   155,133     7,330    162,463    2,749  121,075   155,133     8,669     7,772
 10     70      120,449 120,449   162,889     8,180    171,069    4,090  124,539   162,889     9,937     8,200
 15     75      131,240 131,240   207,893    12,496    220,389    7,810  139,049   200,000    14,164    10,432
 20     80      142,990 142,990   265,330    17,196    282,526   10,747  153,737   200,000    16,048    12,798
 25     85      156,262 156,262   265,330    22,505    287,835   14,066  170,328   200,000    18,585    15,956
 30     90      171,254 171,254   265,330    28,502    293,831   17,814  189,068   200,000    20,671    19,097
 35     95      188,189 188,189   265,330    35,275    300,605   22,047  210,236   200,000    22,855    22,659

0% Assumed Rate Of Return

         PROJECTED VALUE                  DEATH BENEFIT(S)                      LIVING BENEFITS(S)
---------------------------------------------------------------------------------------------------------------
                                                   EAB                 IAB                    GMIB
---------------------------------------------------------------------------------------------------------------
                                                                                                      Projected
                                                                                               GMIB    Contract
                                                                                            Guarantee   Annual
                                                                                              Annual   Annuity
                                                                                              Payout    Payout
                                                                                               for       for
                                                                                              Single   Single
                                                                                               Life      Life
                                                        Total                                Annuity   Annuity
                                                        Death             Amount             with 10   with 10
                                   Death    Earnings   Benefit          Available    GMIB      year      Year
     Annuitant Contract Surrender Benefit Appreciator Value and   IAB       to    Protected  Period     Period
Year    Age      Value    Value    Value    Benefit      EAB     Value  Annuitize   Value    Certain   Certain
---------------------------------------------------------------------------------------------------------------
  1      61     96,154    90,954  105,000      0       105,000    N/A        N/A   105,000       N/A      N/A
  2      62     92,410    88,263  110,250      0       110,250    N/A        N/A   110,250       N/A      N/A
  3      63     88,765    85,592  115,763      0       115,763    N/A        N/A   115,763       N/A      N/A
  4      64     85,213    82,938  121,551      0       121,551    N/A        N/A   121,551       N/A      N/A
  5      65     81,749    80,302  127,628      0       127,628    N/A        N/A   127,628       N/A      N/A
  6      66     78,370    77,680  134,010      0       134,010    N/A        N/A   134,010       N/A      N/A
  7      67     75,070    75,070  140,710      0       140,710      0     75,070   140,710     7,323    4,587
  8      68     71,812    71,812  147,746      0       147,746      0     71,812   147,746     7,896    4,496
  9      69     68,626    68,626  155,133      0       155,133      0     68,626   155,133     8,518    4,405
 10      70     65,508    65,508  162,889      0       162,889      0     65,508   162,889     9,694    4,313
 15      75     50,820    50,820  207,893      0       207,893      0     50,820   200,000    13,632    3,813
 20      80     38,054    38,054  265,330      0       265,330      0     38,054   200,000    15,230    3,168
 25      85     27,279    27,279  265,330      0       265,330      0     27,279   200,000    17,364    2,555
 30      90     18,184    18,184  265,330      0       265,330      0     18,184   200,000    18,980    1,837
 35      95     10,507    10,507  265,330      0       265,330      0     10,507   200,000    20,586    1,132

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

                             Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner or joint owner. See the prospectus for more complete information.

Earnings Appreciator Benefit (EAB) - A supplemental death benefit based on 40% of earnings if issue age is 0-70, 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

     (1)  The GMIB Guaranteed Payout, or

     (2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGES APPLICABLE TO PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

     (i)  the second sentence of the first paragraph is deleted in its entirety.

     (ii) the fifth sentence of the first paragraph is replaced by the following:

     "The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

     (iii) the following sentence is added to the end of the first paragraph:

     "The GMIB roll-up cap is reduced by the sum of all reductions described above."

     (viii) the third and fourth sub-bullets in Example 2 are replaced with the following:

     "The GMIB 200% cap is reduced by the sum of all reductions above ($490,000
- $2,500 - $8,258.85, or $479,241.15)."

     (ix) the second bullet in Example 3 is replaced with the following:

     "The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,241.15 to $469,241.15)."

CHANGES APPLICABLE TO PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS ANNUITY ONE 3
ONLY:

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

     We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

     To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

     The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.70%, 3.13% and 7.03%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

     An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

     A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

     The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

     Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS ANNUITY ONE 3
$100,000 Single contribution and no withdrawals

Male, issue age 60
Benefits:
     Contract Without Credit
     Step-Up Guaranteed Minimum Death Benefit
     Guaranteed Minimum Income Benefit
     Income Appreciator Benefit

10% Assumed Rate Of Return

                                   DEATH
          PROJECTED VALUE         BENEFIT                         LIVING BENEFITS(S)
------------------------------------------------------------------------------------------
                                                IAB                      GMIB
------------------------------------------------------------------------------------------
                                                                                 Projected
                                                                        GMIB      Contract
                                                                     Guaranteed    Annual
                                                                       Annual     Annuity
                                                                       Payout     Payout
                                                                        for         for
                                                                       Single     Single
                                                                        Life       Life
                                                                      Annuity     Annuity
                                                    Amount             with 10    with 10
                                   Death          Available    GMIB      year       Year
     Annuitant Contract Surrender Benefit   IAB       to    Protected  Period      Period
Year    Age      Value    Value    Value   Value  Annuitize   Value    Certain    Certain
-----------------------------------------------------------------------------------------
  1      61     106,246  100,846  106,246     N/A      N/A   105,000       N/A        N/A
  2      62     112,889  108,389  112,889     N/A      N/A   110,250       N/A        N/A
  3      63     119,954  116,354  119,954     N/A      N/A   115,763       N/A        N/A
  4      64     127,468  124,768  127,468     N/A      N/A   121,551       N/A        N/A
  5      65     135,461  133,661  135,461     N/A      N/A   127,628       N/A        N/A
  6      66     143,962  143,062  143,962     N/A      N/A   134,010       N/A        N/A
  7      67     153,005  153,005  153,005   7,951  160,956   140,710     7,736      9,834
  8      68     162,625  162,625  162,625   9,394  172,019   147,746     8,398     10,770
  9      69     172,860  172,860  172,860  10,929  183,789   155,133     9,118     11,798
 10      70     183,748  183,748  183,748  16,750  200,497   162,889    10,690     13,201
 15      75     249,597  249,597  249,597  37,399  286,997   200,000    16,181     21,531
 20      80     340,422  340,422  340,422  60,105  400,527   200,000    19,807     33,344
 25      85     466,379  466,379  466,379  91,595  557,973   200,000    25,316     52,271
 30      90     641,057  641,057  641,057 135,264  776,322   200,000    31,817     78,415

6% Assumed Rate Of Return

                                   DEATH
          PROJECTED VALUE         BENEFIT                         LIVING BENEFITS(S)
-----------------------------------------------------------------------------------------
                                                IAB                      GMIB
-----------------------------------------------------------------------------------------
                                                                                Projected
                                                                        GMIB     Contract
                                                                     Guaranteed   Annual
                                                                       Annual    Annuity
                                                                       Payout    Payout
                                                                         for       for
                                                                       Single    Single
                                                                        Life      Life
                                                                      Annuity    Annuity
                                                   Amount              with 10   with 10
                                   Death         Available    GMIB      year       Year
     Annuitant Contract Surrender Benefit   IAB      to    Protected   Period     Period
Year    Age      Value    Value    Value   Value Annuitize   Value     Certain   Certain
-----------------------------------------------------------------------------------------
  1      61     102,364   96,964  102,364    N/A      N/A   105,000       N/A        N/A
  2      62     104,771  100,271  104,771    N/A      N/A   110,250       N/A        N/A
  3      63     107,220  103,620  107,220    N/A      N/A   115,763       N/A        N/A
  4      64     109,711  107,011  109,711    N/A      N/A   121,551       N/A        N/A
  5      65     112,244  110,444  112,244    N/A      N/A   127,628       N/A        N/A
  6      66     114,818  113,918  114,818    N/A      N/A   134,010       N/A        N/A
  7      67     117,435  117,435  117,435  2,615  120,050   140,710     7,459      7,335
  8      68     120,092  120,092  120,092  3,014  123,105   147,746     8,057      7,708
  9      69     122,789  122,789  122,789  3,418  126,207   155,133     8,706      8,101
 10      70     125,526  125,526  125,526  5,105  130,631   162,889     9,997      8,601
 15      75     139,797  139,797  139,797  9,949  149,746   200,000    14,310     11,234
 20      80     155,799  155,799  155,799 13,950  169,749   200,000    16,292     14,131
 25      85     174,239  174,239  174,239 18,560  192,799   200,000    18,975     18,061
 30      90     195,488  195,488  195,488 23,872  219,360   200,000    21,245     22,157

0% Assumed Rate Of Return

                                   DEATH
          PROJECTED VALUE         BENEFIT                         LIVING BENEFITS(S)
-----------------------------------------------------------------------------------------
                                                IAB                      GMIB
-----------------------------------------------------------------------------------------
                                                                                Projected
                                                                        GMIB     Contract
                                                                     Guaranteed   Annual
                                                                       Annual    Annuity
                                                                       Payout    Payout
                                                                         for       for
                                                                       Single    Single
                                                                        Life      Life
                                                                      Annuity    Annuity
                                                   Amount              with 10   with 10
                                   Death         Available    GMIB      year       Year
     Annuitant Contract Surrender Benefit   IAB      to    Protected   Period     Period
Year    Age      Value    Value    Value   Value Annuitize   Value     Certain   Certain
-----------------------------------------------------------------------------------------
  1      61     96,541    91,318  100,000   N/A       N/A   105,000       N/A       N/A
  2      62     93,158    88,973  100,000   N/A       N/A   110,250       N/A       N/A
  3      63     89,848    86,632  100,000   N/A       N/A   115,763       N/A       N/A
  4      64     86,607    84,291  100,000   N/A       N/A   121,551       N/A       N/A
  5      65     83,433    81,951  100,000   N/A       N/A   127,628       N/A       N/A
  6      66     80,320    79,610  100,000   N/A       N/A   134,010       N/A       N/A
  7      67     77,267    77,267  100,000     0    77,267   140,710     7,323     4,721
  8      68     74,239    74,239  100,000     0    74,239   147,746     7,896     4,648
  9      69     71,264    71,264  100,000     0    71,264   155,133     8,518     4,575
 10      70     68,339    68,339  100,000     0    68,339   162,889     9,694     4,499
 15      75     54,364    54,364  100,000     0    54,364   200,000    13,632     4,079
 20      80     41,957    41,957  100,000     0    41,957   200,000    15,230     3,493
 25      85     31,274    31,274  100,000     0    31,274   200,000    17,364     2,930
 30      90     22,075    22,075  100,000     0    22,075   200,000    18,980     2,230

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

                             Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Value of base death benefit or GMDB, as indicated.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

     (1)  The GMIB Guaranteed Payout, or

     (2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGE APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS SELECT ONLY:

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE: In Section 6 of the prospectus, under the heading entitled "Waiver of Withdrawal Charge For Critical Care" in the first sentence, the reference to "owner or a joint owner" is amended to refer instead to "annuitant, or if deceased, co-annuitant, respectively."

CHANGE APPLICABLE TO PRUCO LIFE & PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS SELECT AND PRUDENTIAL VARIABLE INVESTMENT PLAN ONLY:

PURCHASE PAYMENTS: In Section 5 of the prospectus, under the section entitled "Purchase Payments," the third sentence in the first paragraph is replaced by the following:

     "Where allowed by law, you must get our approval for any initial and additional purchase payment of $1,000,000 or more."

CHANGE APPLICABLE TO PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN ONLY:

SCHEDULED TRANSACTIONS: In Section 2 of the prospectus, under the section entitled "Dollar Cost Averaging," the following is added to the last sentence of the fourth paragraph:

     "If processing the transfer on the next business day would result in the transaction occurring in the subsequent calendar year, then we will process the transaction on the preceding business day. "

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

In this registration statement, Pruco Life Insurance Company of New Jersey is registering $40 million of securities and paying a filing fee of $1,572.00 therefor.

Federal Taxes

Pruco Life Insurance Company of New Jersey estimated the federal tax effect associated with the deferred acquisition costs attributable to receipt of $1 million of purchase payments over a two year period to be approximately $74,000

State Taxes

Pruco Life Insurance Company of New Jersey estimated that approximately $-0- in premium taxes would be owed upon receipt of purchase payments under the contracts.

Printing Costs

Pruco Life Insurance Company of New Jersey estimated that the cost of printing prospectuses for the amount of securities registered herein would be $0 because the variable annuity with which this market value adjustment option is associated is no longer offered or sold.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company of New Jersey.

Accounting Costs

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audits Pruco Life Insurance Company of New Jersey's financial statements, charges approximately $2500.00 in connection with each filing of this registration statement with the Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

New Jersey, being the state of organization of Pruco Life Insurance Company of New Jersey ("PLNJ"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of New Jersey law permitting indemnification can be found in Section 14A:3-5 of the New Jersey Statutes Annotated. The text of PLNJ's By-law,
Article V, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 1A(6)(c) to Form S-6 filed August 13, 1999 on behalf of the Pruco Life of New Jersey Variable Appreciable Account. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1)Form of Distribution Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company of New Jersey. (Note 1)

(4)Discovery Select Variable Annuity Contract (Note 2)

(5)Opinion of Counsel as to legality of the securities being registered. (Note
   8)

(23)Written consent of PricewaterhouseCoopers LLP, Independent accountants (Note 8)

(24)(a) Power of Attorney for James J. Avery. (Note 4)

   (b) Power of Attorney for Helen M. Galt. (Note 5)

   (c) Power of Attorney for Bernard J. Jacob. (Note 6)

   (d) Power of Attorney for Scott D. Kaplan. (Note 3)

   (e) Power of Attorney for Stephen Pelletier. (Note 8)

   (f) Power of Attorney for Tucker I. Marr. (Note 3)

   (g) Power of Attorney for Scott G. Slyster. (Note 7)

--------
(Note1) Incorporated by reference to Post-Effective Amendment No. 9, Form N-4,
     Registration No. 333-131035, Filed December 18, 2007 on behalf of Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note2) Incorporated by reference to Registration Statement No. 333-18053 filed on Form S-1 filed December 17, 1996, on behalf of Pruco Life Insurance Company of New Jersey.

(Note3) Incorporated by reference to Post-Effective Amendment No. 1, Form N-4,
     Registration No. 333-131035, filed October 6, 2006 on behalf of Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note4) Incorporated by reference to Post-Effective Amendment No. 10, Form S-1,
     Registration No. 33-20018, filed April 9, 1998 on behalf of Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note5) Incorporated by reference to Post-Effective Amendment No. 5, Form S-6,
     Registration No. 333-85117, filed June 28, 2001 on behalf of Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note6) Incorporated by reference to Post-Effective Amendment No. 6, Form S-3,
     Registration No. 333-62246, filed April 19, 2006 on behalf of Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note7) Incorporated by reference to Post-Effective Amendment No. 7, Form N-6,
     Registration No. 333-112809, filed April 18, 2008 on behalf of Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note8) Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 12/th/ day of February 2009.

                 PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY (Registrant)

Attest:  /s/ Thomas C. Castano                 /s/ Scott D. Kaplan
         ------------------------------------  -----------------------------------
         Thomas C. Castano                     Scott D. Kaplan
         Chief Legal Officer and Secretary     President and Chief Executive
                                               Officer

Signature and Title

            *
--------------------------
JAMES J. AVERY JR.
VICE CHAIRMAN AND DIRECTOR       Date: February 12, 2009


                *                     **By:  /s/ Thomas C. Castano
------------------------------------         -----------------------------------
SCOTT D. KAPLAN                              THOMAS C. CASTANO
DIRECTOR                                     VICE PRESIDENT AND CORPORATE
                                             COUNSEL


            *
--------------------------
TUCKER I. MARR
CHIEF ACCOUNTING OFFICER


            *
--------------------------
BERNARD J. JACOB
DIRECTOR

            *
--------------------------
SCOTT G. SLEYSTER
DIRECTOR

            *
--------------------------
HELEN M. GALT
DIRECTOR

            *
--------------------------
STEPHEN PELLETIER
DIRECTOR

                                 EXHIBIT INDEX

Exhibit No.
-----------

     5      Opinion of Counsel

     23 Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

     24     Powers of attorney for Director, Stephen Pelletier.